As filed with the Securities and Exchange Commission on September 27, 2004

                                                   Registration No. ________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-4

                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933


                   WIZZARD SOFTWARE CORPORATION
                   ----------------------------
         (Exact name of Registrant as specified in charter)


      Colorado                         7372                   87-0575577
      --------                         ----                   ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)


                   5001 Baum Boulevard, Suite 770
                   Pittsburgh, Pennsylvania 15213
                           (412) 621-0902
                           --------------
      (Address and telephone number of principal executive office)

                  Christopher J. Spencer, President
                   5001 Baum Boulevard, Suite 770
                   Pittsburgh, Pennsylvania 15213
                           (412) 621-0902
                           --------------
      (Name, address and telephone number of agent for service)

                         with copies to:
                   Leonard W. Burningham, Esq.
                   Branden T. Burningham, Esq.
                    455 East 500 South, #205
                   Salt Lake City, Utah 84111
                         Tel: (801) 363-7411
                         Fax: (801) 355-7126

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed transaction described herein have been satisfied.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                 CALCULATION OF REGISTRATION FEE


                                     Proposed      Proposed
                                     Maximum       Maximum
Title of Each         Amount         Offering      Aggregate     Amount of
Class of Securities   Being          Price Per     Offering      Registration
Being Registered      Registered     Unit          Price         Fee
------------------------------------------------------------------------------

Common Stock, $.001   787,176        $1.96 (2)     $1,542,864.96   $195.48
Par Value             Shares  (1)

Total                                              $1,542,864.96   $195.48
------------------------------------------------------------------------------

     The Board of Directors of Wizzard Software Corporation, a Colorado corporation ( Wizzard Colorado or Parent ), has unanimously consented to a merger by which its 95%-owned subsidiary, Wizzard Software Corp., a Delaware corporation ( Wizzard Delaware or Subsidiary ) will be merged with and into the Parent. The merger is subject to shareholder approval of Subsidiary; and Wizzard Colorado and Wizzard Delaware (collectively, the Registrant herein), jointly file this Registration Statement and Joint Information Statement/Prospectus on Form S-4 of the Securities and Exchange Commission to register the shares of Parent to be issued to the holders of the 5% of the Subsidiary's shares that are not already owned by Parent in the merger. Upon the completion of the merger, the separate existence of Subsidiary will cease. The officers and directors of Parent will continue to be the officers and directors of Parent after the merger; the Articles of Incorporation and Bylaws of Parent will continue to be the Articles of Incorporation and Bylaws of Parent; and the same business operations formerly carried on by Parent primarily through Subsidiary will now be carried on solely by Parent as the survivor of the merger. However, as a result of the merger, there will be an additional 787,176 shares of Parent outstanding, or an increase of approximately 3% of the of the presently outstanding 25,564,022 shares of the Parent by virtue of the 5% of the outstanding shares of Subsidiary that are not presently owned by Parent.

     With the exception of the 13,404,836 shares of Subsidiary held by Parent, each share of Subsidiary will be converted into one share of Parent in the merger. No person will be issued shares in the merger except for persons who are shareholders of Subsidiary prior to the effective date of the merger.

     (1) Represents shares of common stock of Parent that will be issued upon the conversion of shares of Subsidiary pursuant to the merger described in this Registration Statement and Joint Information Statement/Prospectus.

     (2) The price of $1.96 per share that was the closing price of the Registrant's common stock on the NASD OTC Electronic Bulletin Board on September 24, 2004, is set forth solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act of 1933 (the Securities Act ).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

               Subject to Completion ______________, 2004

                JOINT INFORMATION STATEMENT/PROSPECTUS
                     Wizzard Software Corporation
                       (a Colorado corporation)
                                 and
                        Wizzard Software Corp.
                       (a Delaware corporation)


                     5001 Baum Boulevard, Suite 770
                     Pittsburgh, Pennsylvania 15213
                            (412) 621-0902

To Our Shareholders:

     This Joint Information Statement/Prospectus is being furnished to the shareholders of Wizzard Software Corp., a Delaware corporation ( Wizzard Delaware or Subsidiary ), which is a 95%-owned subsidiary of Wizzard Software Corporation, a Colorado corporation ( Wizzard Colorado or Parent ), in connection with certain corporate action (the Proposal ) unanimously approved by our respective Boards of Directors that will be presented to a special meeting of the shareholders of Subsidiary to be held on October 21, 2004, as outlined in the Notice of Special Meeting of Shareholders of Subsidiary (the Special Meeting ) that accompanies this Joint Information Statement/Prospectus. Parent, as the majority shareholder of Subsidiary, by and through the Board of Directors of Parent, has voted in favor of the Proposal. No other votes are required or necessary to adopt and complete the Proposal. It is anticipated that the Proposal will be completed immediately following the Special Meeting. See the Table of Contents for reference to particular headings, captions or Exhibits for information concerning the location of topics discussed herein.

     During the Special Meeting, we will discuss each item of business described in the Notice of Special Meeting of Shareholders and the Joint Information Statement/Prospectus and give a current report on our plan of operation. There also will be time for questions. This booklet includes the Notice of Special Meeting of Shareholders as well as the Joint Information Statement/Prospectus, which provides information about the merger of Subsidiary into Parent, in addition to describing any other business we will conduct at the Joint Special Meeting. The only Proposal presently anticipated to be considered at the Special Meeting relates to the merger of Subsidiary into Parent.

     We hope you will be able to attend the Special Meeting.

                              Sincerely,

                              /s/ Christopher J. Spencer

                              President

     This Joint Information Statement/Prospectus covers an aggregate of 787,176 shares of Parent's common stock. We have filed it with the Securities and Exchange Commission as part of a Registration Statement of Parent that you may examine in the Securities and Exchange Commission's EDGAR Archives.

     Parent's common stock is quoted on the OTC Bulletin Board of the NASD
under the symbol  WIZD.   On September 24, 2004, the last sale price of our
common stock as quoted on the OTC Bulletin Board was $1.96. There is no present market for shares of common stock of Subsidiary.

     YOU SHOULD CAREFULLY CONSIDER THE INFORMATION RELATING TO THE PROPOSAL UNDER THE CAPTION MERGER OF SUBSIDIARY INTO PARENT AND THE RISK FACTORS RELATED TO OUR COMBINED BUSINESS OPERATIONS. SEE MERGER OF SUBSIDIARY INTO PARENT, BEGINNING ON PAGE 32, AND RISK FACTORS BEGINNING ON PAGE 31.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS JOINT INFORMATION STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Joint Information Statement/Prospectus is ________,
2004.

                        TABLE OF CONTENTS

                                                                         Page

About this Information Statement/Prospectus. . . . . . . . . . . . . . . .   5
Special Note Regarding Forward-Looking Statements. . . . . . . . . . . . .   5
Notice of Special Meeting of Shareholders. . . . . . . . . . . . . . . . .   6
Joint Information Statement/Prospectus . . . . . . . . . . . . . . . . . .   7
Questions and Answers About the Proposal . . . . . . . . . . . . . . . . .   7
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Overview
     The Company
     The Special Meeting
     Record Date
     Voting Procedures
     Terms of the  Merger Agreement
     Comparison of Corporate Law
     Tax Treatment
     Governmental Filings
     Dissenters' Appraisal Rights
          Wizzard Colorado
          Wizzard Delaware
     Historical Market Information
      Pro Forma Condensed Consolidated Financial Statements
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Date, Time and Place of the Special Meeting
     Matters to Be Considered at the Special Meeting
     Record Date and Quorum Requirement
     Voting Procedures
     Appraisal Rights if You Do Not Vote in Favor of the Proposal
     Effective Time of the  Merger
Proposal to Merge Wizzard Delaware into Wizzard Colorado . . . . . . . . . .32
     Purposes of the  Proposal
     The  Merger
     Terms of Merger Agreement
      Tax Consequences
     Description of Wizzard Colorado's Securities
     Material Differences in Articles of Incorporation
     Material State Law Differences Affecting Shareholders
      Vote Required for Approval
     Rights of Dissenting Shareholders
     Interest of Certain Persons in or Opposition to the Merger
      Interest of Named Experts and Counsel
     Voting Securities and Principal Holders Thereof
          Capitalization Table
          Principal Holders
               Wizzard Colorado Pre-Merger
               Wizzard Delaware
               Wizzard Colorado Post-Merger
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Business Development
     Business
          Research and Development
          Necessary Material
          Licenses
          Patents Pending
          Environmental Compliance
          Governmental Regulations
          Employees

Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Market for Common Equity and Related Shareholder Matters . . . . . . . . .  56
     Market Information
     Resales of Restricted Securities
     Holders
     Dividends
      Securities Authorized for Issuance Under Equity Compensation Plans
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Management's Discussion and Analysis or Plan of Operation . . . . . . . . . 96
     Results of Operations
          2003 Compared to 2002
           Six Months Ended June 30, 2004, and 2003
     Liquidity and Capital Resources
Changes in and Disagreements with Accountants on Accounting . . . . . . . . 98
  And Financial Disclosure
Directors, Executive Officers, Promoters and Control Persons . . . . . . .  99
     Directors and Executive Officers
     Strategic Advisory Board
     Family Relationships
     Involvement in Certain Legal Proceedings
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . 103
     Cash Compensation
     Compensation Pursuant to Plans
      Bonuses and Deferred Compensation
      Compensation Pursuant to Plans
     Options/SAR Grants
      Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value
       Table
      Pension Table
      Other Compensation
     Compensation of Directors
     Employment Contracts
     Termination of Employment and Change of Control Arrangements
     Compliance with Section 16(a) of the Exchange Act
Certain Relationships and Related Transactions . . . . . . . . . . . . . . 105
     Transactions with Management and Others
Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .106
Where You Can Find More Information . . . . . . . . . . . . . . . . . . . .106
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . .107

Appendix A - Agreement and Plan of Merger
Appendix B - Section 262 of the Delaware General Corporation Law

                 ABOUT THIS INFORMATION STATEMENT/PROSPECTUS
                 -------------------------------------------

     This Joint Information Statement/Prospectus is part of a Registration Statement we have filed with the Securities and Exchange Commission. You should read this Joint Information Statement/Prospectus with the additional information described under the heading Where You Can Find More Information. We are proposing a merger of Subsidiary into Parent, which is currently the holder of 95% of Subsidiary's issued and outstanding securities.

     To the extent that this Joint Information Statement/Prospectus incorporates important business and financial information about Wizzard Colorado and Wizzard Delaware that is not included in or delivered with this Joint Information Statement/Prospectus, this information is available without charge to our security holders upon written or oral request. This request must be made to:

          Christopher J. Spencer, President
          5001 Baum Boulevard, Suite 770
          Pittsburgh, Pennsylvania 15213
          (412) 621-0902

     IN ORDER TO OBTAIN TIMELY DELIVERY, SECURITY HOLDERS MUST REQUEST THIS INFORMATION NO LATER THAN OCTOBER 11, 2004.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
                -------------------------------------------------

     This Joint Information Statement/Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify
these statements by forward-looking words such as  may,   will,   expect,
 anticipate,   believe,   estimate,   plan,   intend,   continue  or similar
words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other forward-looking information. The sections captioned Risk Factors as well as any cautionary language in this Joint Information Statement/Prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We qualify any forward-looking statements entirely by these cautionary factors.

                       Wizzard Software Corp.
                   5001 Baum Boulevard, Suite 770
                   Pittsburgh, Pennsylvania 15213


                            NOTICE OF
                 SPECIAL MEETING OF SHAREHOLDERS
                 -------------------------------

                   To Be Held October 21, 2004

TO THE SHAREHOLDERS OF WIZZARD SOFTWARE CORP., A DELAWARE CORPORATION:

     A Special Meeting of the Shareholders of Wizzard Software Corp., a Delaware corporation, will be held at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213, on October 21, 2004, at 1:00 p.m., local time, for the following purposes:

     1. To discuss a proposal to merge Wizzard Software Corp., a Delaware corporation ( Wizzard Delaware ), with and into Wizzard Software Corporation, a Colorado corporation ( Wizzard Colorado ), which currently owns 95% of Wizzard Delaware's issued and outstanding shares; and

     2. To transact such other business as may come before the Special Meeting or any adjournment or adjournments thereof.

     The Board of Directors of Wizzard Delaware has fixed the close of business on August 31, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Consequently, only holders of common stock of record on the transfer books of Wizzard Delaware at the close of business on August 31, 2004, will be entitled to notice of, and to vote, at the Special Meeting.

     The Board of Directors of Wizzard Colorado has already approved the merger of Wizzard Delaware with and into Wizzard Colorado. Therefore, because Wizzard Colorado owns 95% of Wizzard Delaware's issued and outstanding voting securities, approval of the merger is assured under applicable Delaware law.

                             By Order of the Board of Directors

Pittsburgh, Pennsylvania
Date: August 31, 2004


         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED
                        NOT TO SEND US A PROXY.

                      Wizzard Software Corp.

              JOINT INFORMATION STATEMENT/PROSPECTUS
              --------------------------------------

     For the Special Meeting of Shareholders of Wizzard Software Corp., a Delaware corporation ( Wizzard Delaware).

                 To Be Held On October 21, 2004

     This Joint Information Statement/Prospectus is dated ________, 2004, and is first being mailed to our shareholders on or about __________, 2004.

        QUESTIONS AND ANSWERS ABOUT THE PROPOSAL
        ----------------------------------------

     Q.   WHY AM I RECEIVING THIS JOINT INFORMATION STATEMENT/PROSPECTUS?



     A. We are sending this Joint Information Statement/Prospectus to you in connection with a joint Proposal by our Board of Directors and the Board of Directors of Wizzard Software Coporation, a Colorado corporation that is the owner of 95% of our issued and outstanding shares of common stock ( Wizzard Colorado ) that we be merged with and into Wizzard Colorado (the Proposal ). Wizzard Colorado was incorporated in and is currently governed by the laws of the State of Colorado; we were incorporated in and are currently governed by the laws of the State of Delaware. Our Board of Directors is providing you with certain information that will be discussed regarding the Proposal.

Q.   HOW WILL THE MERGER BE EFFECTED?

A.   Wizzard Delaware will merge with and into Wizzard Colorado (the
 Merger ). Wizzard Colorado will be the surviving company of the Merger (the Reorganized Wizzard ), and as a result of the Merger, Wizzard Delaware will no longer exist.

Q. WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF WIZZARD DELAWARE IN THE MERGER?

A. All of the assets, liabilities and contracts of Wizzard Delaware will, through the Merger with Wizzard Colorado, become the assets, liabilities and contracts of Wizzard Colorado.

Q:   WHAT WILL HAPPEN TO MY SHARES OF WIZZARD DELAWARE?

A:   Unless you exercise your dissenter's rights (See the Table of Contents for information concerning the location of the heading  Dissenters'
Appraisal Rights herein), all of your shares of Wizzard Delaware will be converted into the same number of shares of Wizzard Colorado. For example, if you own 10,000 shares of Wizzard Delaware common stock, you will be issued 10,000 shares of Wizzard Colorado common stock. Pursuant to the Merger, you will no longer own any shares of Wizzard Delaware. As a result of the Merger, all of the shareholders of Wizzard Delaware will become shareholders of Wizzard Colorado and Wizzard Delaware will no longer exist.

Q.   WILL THE PROPOSAL RESULT IN A CHANGE OF SHAREHOLDER CONTROL?

A. No; the Proposal will not, on its own, result in a change of control. There are currently 14,192,012 shares of Wizzard Delaware issued to the Wizzard Delaware shareholders, of which 13,404,836, or approximately 95%, are owned by Wizzard Colorado. As a result of our Merger into Wizzard Colorado, all 787,176 of these shares that are not owned by Wizzard Colorado will be converted into 787,176 shares of Wizzard Colorado. No person, except for the shareholders of Wizzard Delaware exclusive of Wizzard Colorado, will be issued shares of Wizzard Colorado as part of the Merger. Following the Merger, you will own exactly the same number of shares of Wizzard Colorado that you owned in Wizzard Delaware, but your percentage of ownership in Wizzard Colorado will be approximately 47% less than your percentage of ownership of Wizzard Delaware by reason of the dilution attributable to the significantly larger number of outstanding shares of Wizzard Colorado (25,564,022 shares), as compared to the number of outstanding shares of Wizzard Delaware (14,192,012 shares).

Q.   WHY ARE WE EFFECTING THE MERGER?

A. On February 7, 2001, we completed a Plan of Reorganization and Stock Exchange Agreement by which the holders of 95% of the issued and outstanding common stock of Wizzard Delaware for shares of Wizzard Colorado (the Plan ). As a result of the Plan, these former stockholders of Wizzard Delaware became stockholders of Wizzard Colorado. However, because applicable federal securities laws, rules and regulations did not permit the issuance of Wizzard Colorado shares to all of the Wizzard Delaware stockholders without the registration of at least a portion of such shares with the Securities and Exchange Commission, the remaining stockholders of Wizzard Delaware retained their shares in that entity without exchanging their Wizzard Delaware shares for shares of Wizzard Colorado. In addition to providing a more liquid market for the shares of the Wizzard Delaware stockholders by issuing to them shares of Wizzard Colorado that are currently tradeable on the OTC Bulletin Board of the NASD, the combination of Wizzard Delaware and Wizzard Colorado will decrease the administrative costs of keeping two corporations in good standing.

Q.   WHAT EFFECT WILL THE MERGER HAVE ON ME AS A SHAREHOLDER OF WIZZARD
DELAWARE?

A. Upon the completion of the Merger, you will be a shareholder of Wizzard Colorado rather than Wizzard Delaware. Your rights as a Wizzard Colorado shareholder will be governed by the laws of the State of Colorado and Wizzard Colorado's Certificate of Incorporation and Bylaws, as opposed to the laws of the State of Delaware and our existing Articles of Incorporation and Bylaws. We have prepared and included summaries of Wizzard Colorado's Certificate of Incorporation and a comparison of the corporate laws of Colorado and Delaware for your review. See the Table of Contents for information concerning the location of each of the attached Exhibits described in the caption Exhibits and the location of the heading Material State Law Differences Affecting Shareholders herein.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:   We are working to complete the Merger as soon as possible, and anticipate it to take place immediately following the Special Meeting. However, we cannot assure you when the Merger will occur.

Q.   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A:   Wizzard Colorado and Wizzard Delaware believe that under current regulations, neither Wizzard Colorado nor Wizzard Delaware or their respective shareholders will be taxed as a result of the Merger. A brief summary of the tax consequences to you is discussed in greater detail below. See the Table of Contents for information concerning the location of the heading Tax Consequences herein.

Q:   WHAT DO I NEED TO DO NOW?

A:   You do not need to do anything, unless you want to exercise dissenter's rights. Approval of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Wizzard Delaware common stock entitled to vote on the Merger. The Board of Directors of Wizzard Colorado, which owns 95% of the issued and outstanding common stock of Wizzard Delaware, has already unanimously consented to the Merger. Accordingly, no additional votes are necessary to approve the Proposal, and no proxies are being solicited for this purpose.

Q:   WHAT OTHER MATTERS WILL BE APPROVED PURSUANT TO THIS INFORMATION
STATEMENT?

A:   No other matters are scheduled to come before the meeting for approval.

Q:   MAY I VOTE IN PERSON?

A:   Yes; however, the Proposal has been unanimously approved by the Boards of
Directors of Wizzard Delaware and Wizzard Colorado, which is the majority shareholder of Wizzard Delaware. No other votes are required or necessary to adopt the Proposal.

Q:   WHAT ARE MY RIGHTS IF I DISSENT FROM THE PROPOSAL?

A:   Dissenting shareholders are entitled to appraisal rights under the
Delaware General Corporation Law (the Delaware Law ) requiring Wizzard Colorado to purchase the shares of dissenting shareholders for their appraised value as determined under Section 262 of the Delaware Law. See the Table of Contents for information concerning the location of the caption
 Dissenters' Rights of Appraisal  herein.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:   No.  After the Merger is completed, you will be sent written instructions for exchanging your Wizzard Delaware shares for Wizzard Colorado shares.
Until you exchange your shares, your stock certificates for Wizzard Delaware shares will represent your shares of Wizzard Colorado after the completion of the Merger. Any shares of Wizzard Delaware that are not surrendered pursuant to the written instructions five years after the completion of the merger(or such earlier date as is immediately prior to such time as such shares would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Wizzard Colorado free and clear of any claims or interest of any person previously entitled thereto.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A:   If you have additional questions about the Proposal, you should contact:

          Christopher J. Spencer, President
          Wizzard Software Corporation
          5001 Baum Boulevard, Suite 770
          Pittsburgh, Pennsylvania 15213
          (412) 621-0902

                             SUMMARY
                             -------

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING AMD DESCRIPTION OF THE PROPOSAL, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE OTHER AVAILABLE INFORMATION REFERRED TO IN
 WHERE YOU CAN FIND MORE INFORMATION ON PAGE 106 AND THE DOCUMENTS ATTACHED AS APPENDICES TO THIS JOINT INFORMATION STATEMENT/PROSPECTUS.

Overview
--------

     Wizzard Delaware is furnishing this Joint Information Statement/Prospectus to allow its shareholders to consider the Proposal. The Proposal is a proposal by our Board of Directors and adopted by our majority stockholder, Wizzard Colorado, which will result in the merger of Wizzard Delaware with and into Wizzard Colorado, with Wizzard Colorado being the surviving corporation following the Merger.

The Company (see page 44)
--------------------------

Wizzard Software Corporation
5001 Baum Boulevard, Suite 770
Pittsburgh, Pennsylvania 15213
(412) 621-0902

     Wizzard Delaware is a 95%-owned subsidiary of Wizzard Colorado. All of Wizzard Colorado's material business operations are conducted through Wizzard Delaware. The business of Wizzard Delaware includes computer products that focus on speech recognition technology to make computers listen and respond to users through verbal communications. These products are:

     Speech Tools - Wizzard's proprietary VoiceTools are programming tools for software developers to incorporate into their products and services the speech technology of their choice in a fast, efficient and inexpensive fashion. Voice Tools have been distributed over 100,000 times since their creation in 2000. IBM promotes our Voice Tools exclusively on their website through a linking agreement with Wizzard.

     Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world and also offers speech recognition engines from IBM. Wizzard receives royalties for each copy/license distributed by its customers and in turn, pays a percentage of that royalty to IBM or AT&T.

     Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools and other programming oriented product lines and assist in getting the speech engines Wizzard distributes for IBM and AT&T incorporated into customers' products resulting in royalty payments for each copy/license distributed by the customer.

     Speech Products - In April of 2004, Wizzard acquired the Pittsford, NY company, MedivoxRx Technologies, Inc. Founded in 2000, MedivoxRx is the originator of Rex , the talking prescription pill bottle, which talks to the patient, allowing him or her to distinguish what type of medication is in the bottle and hear information on dosage and refill instructions. Initially, Rex was recorded by a pharmacist manually using a built in microphone but with Wizzard's text-to-speech technology and programming expertise, Rex is now automatically loaded with verbal instructions directly from the label data saving pharmacists valuable time and significantly lowering the chance for error.

The Special Meeting (see page 31)
----------------------------------

     The Special Meeting will be held on October 21, 2004, at 1:00 p.m., local time, at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213. At the Special Meeting, we will discuss the Proposal. The Merger will occur only if the holders of a majority of the outstanding shares of Wizzard Delaware approve the Proposal. Wizzard Colorado, the owner of 95% of the issued and outstanding voting securities of Wizzard Delaware, has already consented to adopt the Proposal. Accordingly, no additional votes will be necessary to approve the Merger.

Record Date (see page 31)
--------------------------

     Holders of record of Wizzard Delaware common stock at the close of business on August 31, 2004, are entitled to notice of the Special Meeting.
As of that date, there were 14,192,012 issued and outstanding shares of Wizzard Delaware common stock, which were held by approximately 196 holders of record, and 13,404,836 shares of which were owned by Wizzard Colorado. If you held Wizzard Delaware common stock on the record date, you are entitled to one vote per share on any matter that may properly come before the Special Meeting.

Voting Procedures (see page 32)
--------------------------------

     Approval of the Proposal will require the affirmative votes of the holders of a majority of the outstanding shares of Wizzard Delaware common stock. Because Wizzard Colorado, the majority stockholder of Wizzard Delaware, has already consented to the Merger, passage of the Proposal is assured. Nonetheless, you can vote your shares by attending the Special Meeting and voting in person.

Terms of the Merger Agreement (see page 34)
--------------------------------------------

     The Merger Agreement is attached to this Information Statement/Prospectus as Appendix A and is incorporated herein by reference. You should read the Merger Agreement in its entirety. It is the legal document that governs the Merger. The Merger Agreement provides that Wizzard Delaware will be merged with and into Wizzard Colorado, with Wizzard Colorado being the surviving corporation. As a Wizzard Delaware shareholder, each of your shares of Wizzard Delaware common stock will automatically be converted into the same number of shares of Wizzard Colorado, unless you exercise your dissenting shareholder rights. You will be sent written instructions for surrendering your certificates after we have completed the Merger. Any shares of Wizzard Delaware that are not surrendered pursuant to the written instructions five years after the completion of the merger(or such earlier date as is immediately prior to such time as such shares would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Wizzard Colorado free and clear of any claims or interest of any person previously entitled thereto.

Comparison of Corporate Law
---------------------------

     The corporate governing documents of Wizzard Delaware and the corporate laws of Delaware are similar to, but not identical with the corporate governing documents of Wizzard Colorado and the corporate laws of Colorado. A more detailed description of the comparison of corporate governing documents and corporate laws are set forth on pages 36 to 39 of this Joint Information Statement/Prospectus.

Tax Treatment
-------------

     Wizzard Delaware believes that, under current regulations and for United States federal income tax purposes, neither Wizzard Colorado nor Wizzard Colorado's shareholders will be taxed on the exchange of shares of Wizzard Delaware common stock for shares of Wizzard Colorado pursuant to the Merger Agreement, and that there will be no tax consequences to Wizzard Delaware or the Wizzard Delaware shareholders as a result of the Merger. To review the federal income tax consequences in greater detail, see Tax Consequences on pages 34 and 35 of this Joint Information Statement/Prospectus. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger that are particular to you.

Governmental Filings
--------------------

     Wizzard Colorado and Wizzard Delaware are required to file Articles of Merger with the Colorado Secretary of State and the Delaware Secretary of State in connection with the Merger.

Dissenters' Appraisal Rights
----------------------------

     Wizzard Colorado Dissenters' Appraisal Rights
     ---------------------------------------------

     The stockholders of Wizzard Colorado will not have any appraisal rights in connection with the Merger.

     Wizzard Delaware Dissenters' Appraisal Rights (see page 40)
     -----------------------------------------------------------

     If you do not vote in favor of the proposal to approve and adopt the Proposal and you comply strictly with the applicable provisions of Section 262 of the Delaware Law, you have the right to dissent and be paid cash for the fair value of your shares of Wizzard Delaware common stock. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. A copy of Section 262 of the Delaware Law is attached to this Information Statement/Prospectus as Appendix B.

Historical Market Information
-----------------------------

     Wizzard Colorado's common stock is currently traded on the OTC Bulletin
Board of the NASD under the symbol  WIZD.   However, the market for this
common stock is limited in volume. No one can guarantee that the present market for Wizzard Colorado's common stock will continue or be maintained.

     The number of record holders of Wizzard Colorado's common stock as of August 31, 2004, was approximately 250. Wizzard Colorado has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. The present intention of management is to utilize all available funds for the development of Wizzard Colorado's business. There are no material restrictions limiting, or that are likely to limit, Wizzard Colorado's ablity to pay dividends on its common stock.

Pro Forma Condensed Consolidated Financial Statements
-----------------------------------------------------

                  WIZZARD SOFTWARE CORPORATION
                        AND SUBSIDIARIES

      PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          [Unaudited]

The following unaudited proforma condensed consolidated balance sheet reflects the acquisition by Wizzard Software Corporation ("PARENT") of the remaining 5% minority interest held in Wizzard Software Corp. ("SUBSIDIARY') as of June 30, 2004. This accounts for the transaction as a purchase with the issuance of common shares of the PARENT for the remaining minority owned common shares of the Subsidiary using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of beginning of the year. The transaction was not completed until September 23, 2004.

The following unaudited proforma condensed consolidated statement of operations reflect the results of operations of Wizzard Software Corporation and Subsidiaries for the years ended December 31, 2003 and 2002 as if the acquisition of the remaining 5% minority interest held in Wizzard Software Corp. ("SUBSIDIARY') had occurred as January 1, 2002.

The proforma condensed consolidated financial statements should be read in conjunction with the separate consolidated financial statements and related notes thereto of Wizzard Software Corporation and Subsidiaries. These proforma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                  WIZZARD SOFTWARE CORPORATION
                        AND SUBSIDIARIES

      PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         JUNE 30, 2004

                          [Unaudited]

                             ASSETS

                   Wizzard Software
                     Corporation
                   And Subsidiaries          Proforma
                    June 30, 2004            Increase            Proforma
                      [Parent]              (Decrease)           Combined
                  ______________            __________          __________
ASSETS:

Cash              $    1,158,152            $        -           1,158,152
Cash-restricted           93,441                     -              93,441
Accounts
receivable, net           23,974                     -              23,974
Product Inventories       70,228                     -              70,228
Deposit for inventory          -                     -                   -
Prepaid expenses          28,530                     -              28,530
Property, molds and
equipment, net           110,956                     -             110,956
                                  [A]        1,139,121
Goodwill                 435,594  [B]       (1,139,121)            435,594
Other assets, net        234,630                     -             234,630
                  ______________            __________          __________
                  $    2,155,505            $        -          $2,155,505
                  ______________            __________          __________

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:

Notes payable -
 related party    $       25,076            $        -          $   25,076
Convertible Notes
 payable                 175,000                     -             175,000
Accounts payable         145,835                     -             145,835
Accrued liabilities        8,026                     -               8,026
Customer Deposits              -                     -                   -
                  ______________            __________          __________
Total Liabilities        353,937                     -             353,937
                  ______________            __________          __________

STOCKHOLDERS'
  EQUITY (DEFICIT):
                                  [A]              587
Common Stock              25,290  [C]              200              26,077
Additional paid in                [A]        1,138,534
 capital              12,119,393  [C]          387,800          13,645,727
                                  [B]       (1,139,121)
Accumulated deficit  (10,343,115) [B]         (388,000)        (11,870,236)
                  ______________            __________          __________
Total Stockholders'
 Equity (Deficit)      1,801,568                     -           1,801,568
                  ______________            __________          __________
                  $    2,155,505            $        -          $2,155,505
                  ______________            __________          __________

 See Notes To Unaudited Proforma Condensed Financial Statements.

                  WIZZARD SOFTWARE CORPORATION
                        AND SUBSIDIARIES

      PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         JUNE 30, 2004

                           [Unaudited]

                         Wizzard Software
                           Corporation
                         And Subsidiaries
                           For the Six
                           Months Ended         Proforma
                          June 30, 2004         Increase         Proforma
                            [Parent]           (Decrease)        Combined
                          _____________       ___________        __________

REVENUE, net              $     208,085       $         -        $  208,085
COST OF GOODS SOLD              193,350                 -           193,350
                          _____________       ___________        __________

GROSS PROFIT                     14,735                 -            14,735

EXPENSES:
  Selling expense               136,834                 -           136,834
  General and Administrative  1,172,323                           1,172,323
  Investor relations consulting 825,000                 -           825,000
  Compensation for re-pricing
   Warrants                     160,420                 -           160,420
  Research and development       33,000                 -            33,000
                          _____________       ___________        __________
  Total operating expenses    2,327,577                 -         2,327,577
                          _____________       ___________        __________
LOSS FROM
  OPERATIONS                 (2,312,842)                -        (2,312,842)
                          _____________       ___________        __________
OTHER (EXPENSE)                 (45,244)                -           (45,244)
                          _____________       ___________        __________
LOSS BEFORE INCOME
  TAXES                      (2,358,086)                -        (2,358,086)

INCOME TAX EXPENSE                    -                 -                 -
                          _____________       ___________        __________
NET LOSS                  $  (2,358,086)      $         -       $(2,358,086)
                          _____________       ___________        __________
BASIC AND DILUTED NET (LOSS)
PER COMMON SHARE OUTSTANDING                                           (.10)
                                                                 __________


 See Notes To Unaudited Proforma Condensed Financial Statements.

                  WIZZARD SOFTWARE CORPORATION
                        AND SUBSIDIARIES

      PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2003

                           [Unaudited]


                    Wizzard Software
                      Corporation
                    And Subsidiaries
                      For the Year
                     Ended December            Proforma
                        31, 2003               Increase         Proforma
                        [Parent]              (Decrease)        Combined
                     ______________           __________        __________

REVENUE, NET         $      470,487           $        -        $  470,487
COST OF GOOD SOLD           388,330                    -           388,330
                     ______________           __________        __________

GROSS PROFIT                 82,157                    -            82,157

EXPENSES:
 Selling Expense            153,865                    -           153,865
 General and
  administrative            590,085                    -           590,085
 Non-cash legal and
  consulting fees         1,334,815                    -         1,334,815
                     ______________           __________        __________
Total operating
expenses                  2,078,765                    -         2,078,765
                     ______________           __________        __________
LOSS FROM
  OPERATIONS             (1,996,608)                   -        (1,996,608)
                     ______________           __________        __________
OTHER (EXPENSE)             (47,434)                   -           (47,434)
                     ______________           __________        __________
LOSS BEFORE INCOME
  TAXES                  (2,044,042)                   -        (2,044,042)

INCOME TAX EXPENSE                -                    -                 -
                     ______________           __________        __________
NET LOSS             $   (2,044,042)          $        -       $(2,044,042)
                     ______________           __________        __________
BASIC AND DILUTED NET (LOSS)
PER COMMON SHARE OUTSTANDING                                          (.10)
                                                                __________


 See Notes To Unaudited Proforma Condensed Financial Statements.

                  WIZZARD SOFTWARE CORPORATION
                        AND SUBSIDIARIES

      PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2002

                          [Unaudited]


                    Wizzard Software
                      Corporation
                    And Subsidiaries
                      For the Year
                     Ended December            Proforma
                        31, 2002               Increase         Proforma
                        [Parent]              (Decrease)        Combined
                     ______________           __________        __________
REVENUE, NET         $      346,116           $        -        $  346,116
COST OF GOODS SOLD          225,254                    -           225,254
                     ______________           __________        __________

GROSS PROFIT                120,862                    -           120,862

EXPENSES:
 Selling expense             35,169                    -            35,169
 General and
  administrative            687,265                    -           687,265
 Investor relations
  consulting                      -   [C]        388,000           388,000
 Research & Development           -                    -                 -
 Non-cash legal and
  consulting fees           723,899                    -           723,899
 Impairment of Goodwill           -  [B]       1,139,121         1,139,121
                     ______________           __________        __________
Total operating
expenses                  1,446,333            1,527,121         2,973,454
                     ______________           __________        __________
LOSS FROM
  OPERATIONS             (1,325,471)          (1,527,121)       (2,852,592)
                     ______________           __________        __________
OTHER (EXPENSE)             (33,222)                   -           (33,222)
                     ______________           __________        __________
LOSS BEFORE INCOME
  TAXES                  (1,358,693)          (1,527,121)       (2,885,814)

INCOME TAX EXPENSE                -                    -                 -
                     ______________           __________        __________
NET LOSS             $   (1,358,693)         $(1,527,121)      $(2,885,814)
                     ______________           __________        __________
BASIC AND DILUTED NET (LOSS)
PER COMMON SHARE OUTSTANDING                                          (.16)
                                                                __________

 See Notes To Unaudited Proforma Condensed Financial Statements.

                  WIZZARD SOFTWARE CORPORATION
                        AND SUBSIDIARIES

      PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          [Unaudited]

NOTE 1   WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

     Organization   Wizzard Software Corporation ["PARENT"], a Colorado
     corporation, was organized on July 1, 1998. Wizzard Software Corp. ["SUBSIDIARY"] was incorporated on February 29, 1996, under the laws of the State of Delaware. On February 7, 2001, the PARENT completed the Plan of Reorganization and Stock Exchange agreement, wherein the PARENT
     acquired 95% of the common stock of the SUBSIDIARY.   The merger was
     accounted for as a recapitalization of the SUBSIDIARY, wherein the SUBSIDIARY became a 95% owned subsidiary of the PARENT. On May 22, 2001, the PARENT purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transaction accounted for as a purchase. On April 9, 2004, the PARENT organized Wizzard Merger Corp. a New York corporation to be acquired and dissolved into the operations of MediVoxRx Technologies, Inc. a New York Corporation in a transaction accounted for as a purchase. Wizzard Software Corporation and Subsidiaries ["Company"] engages primarily in the development, sale, and service of custom and packaged computer software products. The Company further develops and markets a talking prescription pill bottle. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Consolidation   The accompanying financial statements presented reflect
     the accounts of Wizzard Software Corporation, Wizzard Software Corp., Speech Systems, Inc., and MediVoxRx Technologies, Inc. as of June 30, 2004. At June 30, 2004 the Company held a 95% ownership interest in Wizzard Software Corp. The Company recorded no liability for the 5% non-controlling interest as Wizzard Software Corp. had a stockholders deficit at the time of merger. Further the net loss for Wizzard Software Corp. for the period ended June 30, 2004 and years ended December 31, 2003 and 2002 applicable to the 5% non-controlling interest were not allocated to the non-controlling interest as there is no obligation of the non-controlling interest to share in such losses. All significant inter-company transactions have been eliminated in consolidation.

NOTE 2   ACQUISITION

     On September, 23, 2004, the Board of Directors of PARENT has unanimously consented to a merger by which its 95%-owned SUBSIDIARY will be merged with and into the PARENT. The change of domicile merger is subject to shareholder approval of PARENT and SUBSIDIARY. Upon the completion of the merger, the separate existence of SUBSIDARY will cease. The officers and directors of PARENT will continue to be the officers and directors of PARENT after the change of domicile merger; the Articles of Incorporation and Bylaws of PARENT will continue to be the Articles of Incorporation and Bylaws of PARENT; and the same business operations formerly carried on by PARENT primarily through SUBSIDIARY will now be carried on solely by PARENT as the survivor of the merger. However, as a result of the merger, there will be an additional 787,176 shares of PARENT outstanding by virtue of the PARENT acquiring the 5% of the outstanding shares of SUBSIDARY that are not presently owned by PARENT.

     Each share of SUBSIDIARY, not presently owned by the PARENT will be converted into one share of PARENT in the merger. Therefore, each SUBSIDARY shareholder, excluding the PARENT as a shareholder, will own the same number of shares and the same percentage ownership in PARENT that he, she or it did in SUBSIDIARY. No person will be issued shares in the merger except for persons who are shareholders of SUBSIDIARY prior to the effective date of the merger.

                   WIZZARD SOFTWARE CORPORATION
                         AND SUBSIDIARIES

       PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 3   PROFORMA ADJUSTMENTS


     Proforma adjustments on the attached financial statements include the following:

     [A] To record the issuance of 787,176 restricted common shares of the PARENT valued at $1.94 per share for the remaining 787,176 shares of Subsidiary.

     [B] To impair the goodwill recorded in connection with the acquisition of the 5% non-controlling interest in Wizzard Software Corp.

     [C] To record the issuance of 200,000 restricted common shares of the PARENT valued at $1.94 per share for the 200,000 shares of the subsidiary issued to an investor relations firm for consulting in connection with the acquisition of the 5% non-controlling interest in Wizzard Software Corp.


NOTE 4   PROFORMA (LOSS) PER SHARE

     The proforma (loss) per share is computed based on the weighted average number of common shares outstanding during the period plus the estimated shares issued in the acquisition had the acquisition occurred at the beginning of the periods presented.

                                         For the       For the      For the
                                        Six Months   Year  Ended  Year Ended
                                          Ended      December 31, December 31,
                                      June 30, 2004      2003        2002
                                      _____________  ___________  __________
  Proforma Net Loss                   $  (2,358,086) $(2,044,042)$(2,885,814)
                                      _____________  ___________  __________
  Weighted average number of common
  shares outstanding during the period   23,881,646   20,631,309  17,190,134

  Shares issued in acquisition              787,176      787,176     787,176
                                      _____________  ___________  __________
  Proforma weighted average number of
  common shares outstanding during
  the period used in loss per
  share after purchase (denominator)     24,668,822   21,418,485  17,977,310
                                      _____________  ___________  __________

     Subsequent to June 30, 2004, the PARENT had issued 147,000 restricted common shares valued at $ 357,201 for consulting services. The parent issued 51,835 restricted common shares to the former shareholders of MedivoxRx Technologies, Inc. in connections with the merger agreement valued at $88,120. The PARENT further issued 75,000 common shares upon the conversion of $37,500 of the 8% convertible note payable.

                   WIZZARD SOFTWARE CORPORATION
                         AND SUBSIDIARIES

       PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 4   PROFORMA (LOSS) PER SHARE (Continued)

     At June 30, 2004, the PARENT had 844,174 warrants outstanding to purchase common stock of the PARENT at $.25 to $1.55 per share and a convertible note payable wherein the holder could convert the note into a minimum of 350,000 shares of common stock. The Company has agreed to issue as many as an additional 1,550,000 common shares to the former shareholders of MediVoxRx Technologies, Inc. if certain development, acceptance and profitability milestones are met. However, these were not included in the loss per share computation because their effect would be anti-dilutive.

     At December 31, 2003, the PARENT had 608,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 shares of common stock. These were not included in the loss per share computation because their effect would be anti-dilutive.

     At December 31, 2002, the PARENT had 1,788,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 shares of common stock. These were not included in the loss per share computation because their effect would be anti-dilutive.

                           RISK FACTORS
                           ------------

     IN CONNECTION WITH YOUR CONSIDERATION OF THE PROPOSAL BEING PRESENTED AT THE SPECIAL MEETING, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATED TO WIZZARD COLORADO'S BUSINESS, AS WELL AS ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. IF ANY OF THE RISKS DISCUSSED IN THIS JOINT INFORMATION STATEMENT/PROSPECTUS ACTUALLY OCCUR, WIZZARD COLORADO'S BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED. AS A RESULT, THE VALUE OF ITS COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. WIZZARD COLORADO DOES NOT, HOWEVER, BELIEVE THAT THE ADOPTION OF THE PROPOSAL WILL HAVE ANY MATERIAL EFFECT ON ITS BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS.

     You should carefully read our entire Joint Information Statement/Prospectus and consolidated financial statements and related notes.
Unless the context requires otherwise,  we,   us,   our  and similar terms, as
well as references to Wizzard, refer to Wizzard Colorado and its 95%-owned subsidiary, Wizzard Delaware. We became a successor to the business operations of Wizzard Delaware following the completion of a reorganization on February 7, 2001.

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

                  We Face Risks Related to Our Business
                  -------------------------------------

We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.
--------------------------------

     We had a net loss of $2,044,042 for the calendar year ended December 31, 2003. This represents an increase of approximately 35% over our net loss of $1,358,693 for the calendar year ended December 31, 2002. Revenues in the year ended December 31, 2003, were $470,487, compared to revenues of $346,116 for the year ended December 31, 2002. We also incurred a net loss of $2,358,086 during the six months ended June 30, 2004. We have not achieved profitability in the course of our pre-commercial development activities for our speech recognition programming tools or IVA applications and other speech recognition products, and we expect to continue to incur net losses for at least the balance of fiscal 2004. Because we need to establish our brand and service, we expect to incur increasing sales and marketing, product development and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot assure you that we will ever be able to operate profitably.

     Also, the value of our common stock underlying our warrants issued for services, and any difference between the determined value of our shares of common stock and the exercise price of our warrants on the dates of our grants of warrants for services will be an expense against our income, further affecting our outlook for profitability.
                                   21

Our auditor's going concern opinion creates additional uncertainty about our future.
-------

     The Independent Auditor's Reports for our audited financial statements for the years ended December 31, 2003, and 2002, expresses substantial doubt about [our] ability to continue as a going concern, due to our lack of profitable operations, our significant losses since inception, and the fact that our current liabilities exceed our current assets. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and classification of liabilities that might result if we are unable to continue as a going concern.

Because we cannot accurately forecast our future revenues and operating results, the value of any investment in Wizzard becomes more uncertain.
-----------------------------------------------------------------------

     Our relatively short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

     *     the timing of sales of our products and services;

     * the timing of product implementation, particularly large design projects;

     *     unexpected delays in introducing new products and services;

     * increased expenses, whether related to sales and marketing, product development, or administration;

     * deferral of revenue recognition in accordance with applicable accounting principles, due to the time required to complete projects;

     *     the mix of product license and services revenue; and

     * costs related to possible acquisitions of technology or businesses.

Because the voice-recognition business is in its infancy, our prospects are even more uncertain.
--------------------

     We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These potential difficulties include the following:

     * substantial delays and expenses related to testing and developing of our new products;

     * marketing and distribution problems with new and existing products and technologies;

     *     competition from larger and more established companies;

     *     delays in reaching our marketing goals;

     * difficulty in recruiting qualified employees for management and other positions;

     *     our lack of sufficient customers, revenues and cash flow; and

     *     our limited financial resources.

     We may continue to face these and other difficulties in the future. Some of these problems may be beyond our control. If we are unable to successfully address them, our business will suffer.

If we can not show that our speech recognition technologies are commercially viable, our business may fail.
------------------------------

     Wizzard, in assessing our future potential, places great importance on the successful development of its speech recognition programming tools and its IVA product and other speech recognition application technologies. These technologies are still in their early stages. They have only recently become marketable and have been made generally available only in their intended market. We have not yet demonstrated that our products can attract sufficient commercial interest or, if they do, that we can market them successfully. Competitors with far greater financial resources than we have may create and market competing products. If management's expectations for our products do not materialize for any reason, our overall expectations will be seriously compromised.

If we do not achieve the brand recognition necessary to succeed in the speech recognition technology markets, we will not be able to compete.
---------------------------------------------------------------

     We must quickly build our Wizzard brand to gain market acceptance for speech recognition programming tools and our IVA and other speech recognition products and services. We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish our brand awareness. We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services. If we do not gain market acceptance for our speech recognition programming tools, our IVA and related speech recognition products, we will not be able to compete in our industry.

Our expansion plans may not be cost-effective.
----------------------------------------------

     We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services. If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way.
We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services. Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets. We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs. Any expansion of our operations may require additional expenses. These efforts may strain our management, financial and operational resources.

Our limited resources may make it harder for us to manage growth.
-----------------------------------------------------------------

     We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services. We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing, and implement new, systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. We may not be able to effectively manage this growth. Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources.
Our planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we can not manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

If we become unable to obtain component products from our vendors, our sales may not be able to keep up with demand.
---------------------------------------

     We purchase major components of our products from outside suppliers. At any given time we may find ourselves unable to obtain those components, which could prevent us from meeting customer demand.

If we can not compete successfully, we may have to go out of business.
----------------------------------------------------------------------

     The market for computer software, and specifically speech recognition technology products and services is highly competitive. Current competitors include One Voice Technologies, MindMaker and IBM. In addition, competitors may be developing speech recognition products and services that we may not be aware of. Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources. They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

     We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion. Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

     We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could cause our business to fail.
                                    24

Our business would be seriously impaired if our rights in our technology were compromised in any way.
-----------------------

     Wizzard licenses the speech recognition engines upon which its products operate from Dragon, Lernout & Hauspie, Philips, IBM and Microsoft. We rely on non-disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology. If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights. Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products. However, while we have sought patent protection for certain proprietary components of our speech recognition programming tools, our IVA and other speech recognition application technologies, we have not obtained opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation. Our patent applications remain pending at this point. Our business plan and strategy are to commercialize various speech recognition application technologies. Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

We depend on five primary suppliers for software integrated into our system, and the loss of any could prevent us from making our products.
--------------------------------------------------------------

     Dragon, Lernout & Hauspie, Philips, IBM and Microsoft supply the primary speech recognition engines that are used with our products. We cannot guarantee that we will be able to continue to license these speech recognition engines after the current licenses expire or that alternative speech recognition engines appropriate for use with our products will be available at that time. If we can not retain these or comparable licenses, we may be unable to produce our products.

Any unintentional infringement on the proprietary rights of others could be expensive and could cut our revenues.
-------------------------------------

     Many software companies bring lawsuits alleging violation of intellectual property rights. In addition, a large number of patents have been awarded in the voice-recognition area. Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services.

     We may also be forced to enter into costly and burdensome royalty and licensing agreements.

If we do not respond effectively to technological change, our products and services could become obsolete.
-------------------------------

     The development of our products and services and other technology entails significant technical and business risks. To remain competitive, we must continue to improve our products' responsiveness, functionality and features.

     High technology industries are characterized by:

     *     rapid technological change;

     *     changes in user and customer requirements and preferences;

     * frequent new product and services introductions embodying new technologies; and

     *     the emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing technology and systems obsolete. Our success will depend, in part, on our ability to:

     * license or acquire leading technologies useful in our business;

     * develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

     * respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

     Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position.
--------------------------------------------------------------------

     Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive. Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

We could incur significant expenses if our technologies and products contain defects.
--------

     Voice-recognition products are not currently accurate in every instance, and may never be. We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

Our growth and operating results could be impaired if we are unable to meet our future capital requirements.
--------------------------------

     We currently require additional capital of from $2,000,000 to $5,000,000 to allow us to fund our operations for at least the next 18 months to two years. We will also require substantial additional working capital to fund our business in the long term. Accordingly, we need to raise capital promptly to meet our short-term needs. If we succeed in raising this capital, we will also seek additional funding, in the form of equity, debt or a combination of both, in approximately 12 months to meet our long-term requirements. We cannot be certain that funds will be available on satisfactory terms when needed, or if at all. Our future capital needs depend on many factors, including:

     *     the timing of our development efforts;

     *     market acceptance of our products;

     * the level of promotion and advertising required to launch our services; and

     *     changes in technology.

     The various elements of our business and growth strategies, including our plans to support fully the commercial release of our speech recognition programming tools, our IVA product and related speech application services, our introduction of new products and services and our investments in infrastructure, will require money. If we are unable to raise the necessary money now or in the future, we may have to significantly curtail our operations or obtain funding through the relinquishment of significant technology or markets. Also, raising additional equity capital may substantially dilute the value of present shareholders' holdings in our company.

Our agreement with a creditor may make it harder for us to raise needed capital.
--------

     We signed a Securities Purchase Agreement with Maricopa Equity Management Corp., a Minnesota corporation, on September 14, 2001. Under the Agreement, we can not sell more than 500,000 shares of our common stock at below market price during any three month period. This restriction may make it more difficult for us to raise the money that we need to continue our operations. Without this additional funding, we may have to cut back our operations significantly.

If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.
---------------------------------------

     We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our President and Treasurer, and Armen Geronian, our Chief Technology Officer. The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.
                                   27

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

System and online security failures could harm our business and operating results.
--------

     The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

     The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications. Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.
----------------------------------------------

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

     *     user privacy;

     *     pricing;

     *     content;

     *     copyrights;

     *     distribution; and

     *     characteristics and quality of products and services.

     The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy. Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could also harm our business.

     We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws. Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

Our industry is experiencing consolidation that may intensify competition.
--------------------------------------------------------------------------

     The Internet industry has recently experienced substantial consolidation. We expect this consolidation to continue. Acquisitions could harm us in a number of ways. For example:

     * a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

     * other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

   There Are Substantial Risks Related to Our Common Stock and
    Management's Percentage of Ownership of Our Common Stock
    --------------------------------------------------------

Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
------------------------

     The public market for our common stock is limited and volatile. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile. In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price. The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.


     In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is penny stock, you may have greater difficulty selling your shares.
--------------------

     Our common stock is penny stock as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our selling shareholders and other shareholders to resell their shares.

If Maricopa converts its notes into shares of common stock, the holdings of existing shareholders could be diluted.
---------------------------------------

     Under our Securities Purchase Agreement, Maricopa agreed to purchase for $250,000 our 2001-A Eight Percent (8%) Convertible Notes. Maricopa may convert the Notes, with accrued interest, into shares of our common stock at the lesser of $0.50 per share or 75% of the closing bid price of our common stock. The Agreement states that Maricopa may not convert any Notes that would cause its ownership of Wizzard to exceed 4.99% of our outstanding shares following the conversion. However, this 4.99% ceiling is waived in certain circumstances. These include, for example: our insolvency; the appointment of a trustee, liquidator or receiver for us; and the institution of bankruptcy proceedings by or against us.

     The issuance of our shares to Maricopa under the Agreement may cause substantial dilution to existing shareholders. This would be particularly true if our stock price were to fall significantly and if the provisions exempting Maricopa from the 4.99% ceiling were triggered. For example, if we were to become insolvent and if our stock price were to fall to $0.43 per share (a 75% decrease from recent market levels), Maricopa would be able to convert the current $137,500 principal amount of the Notes into approximately 426,357 shares of our common stock at a price of $0.3225 per share.

The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy. This imbalance may place downward pressure on our stock price.

     The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, to register shares of common stock. Approximately 11,290,278 shares of our common stock are presently publicly traded. If no Wizzard Delaware stockholder exercises its dissenter's rights of appraisal with respect to the Merger, this number will be increased by the 787,176 shares that are being registered under the SB-2 Registration Statement. In addition, in May, 2004, we registered 1,648,352 presently outstanding shares and 824,174 shares underlying certain warrants. The offer and sale of any of these securities may exert further downward pressure on our stock price.

     A significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also have a negative effect on our stock price.

                  THE SPECIAL MEETING
                  -------------------

Date, Time and Place of the Special Meeting
-------------------------------------------

     The Special Meeting will be held on October 21, 2004, at 1:00 p.m., local time at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213.

Matters to Be Considered at the Special Meeting
-----------------------------------------------

      The purpose of the Special Meeting is for the shareholders of Wizzard Delaware to:

1. Discuss a proposal to merge Wizzard Delaware with and into Wizzard Colorado, with Wizzard Colorado being the surviving corporation (the
 Proposal ).

2. Transact any other business as may come before the meeting or any adjournment or adjournments thereof.

     The respective Boards of Directors of Wizzard Colorado and Wizzard Delaware, who comprise the same individuals, have determined that the Proposal is advisable and fair to, and in the best interests of, Wizzard Colorado and Wizzard Delaware and their respective shareholders and have unanimously approved and adopted the Proposal. Because Wizzard Colorado is the owner of 95% of the outstanding shares of Wizzard Delaware, passage of the Proposal is assured and the votes of the other Wizzard Delaware stockholders are not being solicited.

Record Date and Quorum Requirement
----------------------------------

     The Wizzard Delaware common stock is the only outstanding voting security of Wizzard Delaware. The Wizzard Delaware Board of Directors has fixed the close of business on August 31, 2004, as the record date for the determination of shareholders entitled to notice of the Special Meeting and any adjournments or postponements thereof. If you hold Wizzard Delaware common stock at the close of business on the record date, you will be entitled to one vote for each share you hold on each matter submitted to a vote of shareholders.

     The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

     At the close of business on the record date, there were 14,192,012 shares of Wizzard Delaware common stock issued and outstanding held by approximately 196 holders of record.

     The Board of Directors of Wizzard Colorado, which is the owner of approximately 95% of our shares, has already consented to adopt the Proposal. Accordingly, no additional votes will be necessary to approve the Proposal.

Voting Procedures
-----------------

     Approval of the Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Wizzard Delaware common stock entitled to vote at the Special Meeting. Your broker and, in many cases, your nominee, will not have discretionary power to vote on the Proposal to be voted upon at the Special Meeting. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote will have the same effect as a vote against the Proposal.

     We anticipate that there will be sufficient votes to approve the Proposal because Wizzard Delaware is 95%-owned by Wizzard Colorado and Wizzard Colorado has already consented to adopt the Proposal and has indicated that it will vote in favor of the Proposal at the Special Meeting.

Appraisal Rights If You Do Not Vote in Favor of the Proposal
------------------------------------------------------------

     Under Delaware law, if you do not vote in favor of the Proposal and comply with certain notice requirements and other procedures, you will have the right to dissent and to be paid cash for the fair value of your shares as finally determined under such procedures, which will exclude any element of value arising from the accomplishment or expectation of the Merger. This payment may be more than, the same as, or less than the consideration to be received by other shareholders of Wizzard Delaware under the terms of the Merger. If you fail to follow such procedures precisely, you may lose your
appraisal rights.  See   Rights of Dissenting Shareholders  on page 40 of this
Joint Information Statement/Prospectus.

Effective Time of the Merger
----------------------------

     The effective time of the Merger will be the date and time of filing of the Articles of Merger with the States of Colorado and Delaware. This is currently expected to occur as soon as practicable after the Special Meeting. Detailed instructions with regard to the surrender of Wizzard Delaware common stock certificates, together with a letter of transmittal, will be forwarded to you by our transfer agent promptly after the effective time. You should not submit your certificates to our transfer agent until you have received these materials. The transfer agent will send you certificates for shares of Wizzard Colorado as promptly as practicable following receipt by the transfer agent of your certificates and other required documents.

       PROPOSAL TO MERGE WIZZARD DELAWARE INTO WIZZARD COLORADO
       --------------------------------------------------------

     You are being asked to consider and approve the Proposal. Our Board of Directors has unanimously approved and, for the reasons described below, unanimously recommends that our shareholders approve a proposal which provides for the merger of Wizzard Delaware with and into Wizzard Colorado, with Wizzard Colorado being the surviving corporation (the Proposal ).

     As the result of the Merger, we will be a Colorado corporation. If the Proposal is approved and the Merger is completed, your rights as a shareholder will cease to be governed by Delaware law and will be governed by Colorado law.

     If the Merger is completed, instead of our current Articles of Incorporation and Bylaws, we will be governed by the Articles of Incorporation and Bylaws of Wizzard Colorado.

     If the Proposal is approved by our shareholders, we intend to file Articles of Merger with the Colorado Secretary of State and the Delaware Secretary of State as soon as practical. When these Articles of Merger are filed, the Merger shall be effective.

Purposes of the Proposal
------------------------

     The following discussion summarizes important aspects of the Proposal demonstrating that there is no substantial negative impact on share rights from the completion of the Merger. This summary does not purport to be a complete description of the Proposal or of Colorado or Delaware corporate law. Copies of the Articles of Incorporation and Bylaws of Wizzard Colorado are available for inspection at our offices and copies will be sent to shareholders on request. All shareholders are urged to read these documents in their entirety.

The Merger
----------

     Wizzard Delaware is a 95%-owned subsidiary of Wizzard Colorado. At the time of the Merger, Wizzard Delaware will merge with and into Wizzard Colorado.

     After the Merger is completed, you will be sent written instructions for exchanging your Wizzard Delaware shares for Wizzard Colorado shares. At the effective time of the Merger, the separate existence of Wizzard Delaware will cease and Wizzard Colorado will succeed, to the extent permitted by law, to all the business, properties, assets and liabilities of Wizzard Delaware.

     There are currently 14,192,012 shares of Wizzard Delaware issued to its shareholders; of this amount, 13,404,836 shares are held by Wizzard Colorado. As a result of the Merger, all 787,176 Wizzard Delaware shares that are not owned by Wizzard Colorado will be automatically converted into 787,176 shares of Wizzard Colorado. Each share of Wizzard Delaware that you own will be converted into one share of Wizzard Colorado in the Merger. No person, except for these shareholders of Wizzard Delaware, will be issued shares of Wizzard Colorado as part of the Proposal. Therefore, if you own 10,000 shares of Wizzard Delaware before the Merger, you will own 10,000 shares of Wizzard Colorado immediately following the Merger. In addition, as shareholders of a Colorado corporation, the rights of the former shareholders of Wizzard Delaware will be governed by Colorado corporate law upon completion of the Merger, rather than Delaware law.

Terms of Merger Agreement
-------------------------

     The description of the Merger Agreement set forth below describes the material terms, but does not purport to describe all of the terms, of the Merger Agreement. The full text of the Merger Agreement is attached as Appendix A to this document and is incorporated by reference herein. All shareholders are urged to read the Merger Agreement in its entirety.

     Structure of the Merger. At the time the Merger becomes effective, Wizzard Delaware will merge with and into its parent, Wizzard Colorado, with Wizzard Colorado being the surviving corporation.

     Merger Consideration. Each share of Wizzard Delaware will be converted into one share of Wizzard Colorado.

     Completion of the Merger. The Merger will become effective when we file Articles of Merger with the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware.

     Transfer Agent; Procedures for Exchange of Certificates. After the completion of the Merger, Wizzard instruct its transfer agent, Interwest Transfer Company, to deliver to Wizzard Delaware shareholders shares of Wizzard Colorado common stock.

     The transfer agent will mail to each Wizzard Delaware shareholder a letter of transmittal and instructions to surrender his or her certificates representing Wizzard Delaware common stock in exchange for certificates representing shares of Wizzard Colorado common stock. After a Wizzard Delaware shareholder surrenders his or her Wizzard Delaware common stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the transfer agent will deliver to such shareholder a certificate representing the number of whole shares of Wizzard Colorado common stock to which such shareholder is entitled.

     Wizzard Delaware shareholders should not forward their Wizzard Delaware common stock certificates at this time, nor should they forward their Wizzard Delaware common stock certificates to the transfer agent until they have received the packet of information, including a letter of transmittal, described above. Any shares of Wizzard Delaware that are not surrendered pursuant to these written instructions five years after the completion of the merger(or such earlier date as is immediately prior to such time as such shares would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Wizzard Colorado free and clear of any claims or interest of any person previously entitled thereto.

Tax Consequences
----------------

     The following discussion summarizes the material United States federal income tax consequences of the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code ), the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances or to those shareholders subject to special rules, such as shareholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, shareholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction. This discussion assumes that shareholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Merger.

     We have not applied for a tax ruling with respect to the Proposal, nor have we obtained an opinion of counsel with respect to the Proposal. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

     Wizzard Delaware believes that for U.S. income tax purposes, the Merger will constitute a reorganization under Section 368 of the Code, and consequently, that neither Wizzard Delaware or the holders of the Wizzard Delaware common stock will recognize any gain or loss as a result of the Merger. We anticipate that for U.S. income tax purposes, each shareholder of Wizzard Delaware will retain the same tax basis in his or her Wizzard Colorado common stock as he or she had in the Wizzard Delaware common stock held immediately prior to the effective time of the Merger, and the holding period of the Wizzard Colorado common stock will include the period during which such shareholder held the corresponding Wizzard Delaware common stock.

     Although it is not anticipated that state or local income tax consequences to shareholders will vary from the federal income tax consequences described above, holders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws. Wizzard Delaware believes that it will not recognize any gain, loss or income for federal income tax purposes as a result of the Merger, and that Wizzard Colorado will succeed, without adjustment, to the tax attributes of Wizzard Delaware.

Description of Wizzard Colorado's Securities
--------------------------------------------

     Common Stock
     ------------

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. On August 31, 2004, there were 25,564,022 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     The following description of certain differences between Delaware corporate law and Colorado corporate law is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to (i) Delaware law; (ii) Colorado law, (iii) the Wizzard Colorado Articles of Incorporation and Bylaws; and (iv) the Wizzard Delaware Articles of Incorporation and Bylaws.

Material Differences in Articles of Incorporation
-------------------------------------------------

     The Articles of Incorporation of Wizzard Colorado, as amended (Wizzard Colorado's Articles ), provide for 100,000,000 shares of common stock with a par value of $0.001 per share; and 10,000,000 shares of preferred stock having a par value of $0.001 per share. The preferred stock may be issued by the directors without approval of shareholders and may contain any rights, privileges and preferences as the Board of Directors determines at the time of issuing the preferred stock. The preferred stock may also be issued in one or more series as the Board of Directors determines. Each common share bears voting rights and is entitled to share equally in the distribution of Wizzard Colorado's profits, with no pre-emptive rights or cumulative voting rights. Wizzard Colorado's Articles also specify the number of initial directors at one director; however, its Bylaws provide that the number of directors may be increased to not more than nine by resolution of the Board of Directors. Wizzard Colorado's Articles also include provisions governing contracts with interested directors. Copies of Wizzard Colorado's Articles and Bylaws were attached to Wizzard Colorado's SB-2 Registration Statement filed with the Securities and Exchange Commission on December 22, 1998, as Exhibits 3.1 and 3.2, of that Registration Statement, and are incorporated herein by reference. A Certificate of Amendment to Wizzard Colorado's Articles regarding shareholder action without a meeting was attached to an 8-K Current Report dated June 5, 2000, as Exhibit 3, and is incorporated herein by reference; and an additional Certificate of Amendment to Wizzard Colorado's Articles regarding a name change and effecting a forward split of 1.65 for 1 was attached to an 8-K Current Report dated February 7, 2001, and is incorporated herein by reference. See the Table of Contents for information concerning the location of each of the attached Exhibits described in the caption Exhibits herein.

     The restated Certificate of Incorporation of Wizzard Delaware (the Wizzard Delaware Certificate ) authorizes the issuance of 100,000,000 shares of common stock having a par value of $0.001 per share. The Wizzard Delaware Certificate authorizes the Board of Directors to fix the number of directors and provides for the indemnification of directors under certain circumstances. On January 28, 2002, Wizzard Delaware amended its Certificate to effect a forward split of its outstanding common stock in the ratio of 1.027268907 for one, while retaining the par value of $0.001, and with appropriate adjustments in the capital accounts of Wizzard Delaware. A copy of the Wizzard Delaware Certificate, as amended, is attached hereto as an Exhibit and is incorporated herein by reference. See the Table of Contents for information concerning the location of each of the attached Exhibits described in the caption Exhibits herein.

Material State Law Differences Affecting Shareholders
-----------------------------------------------------

     The laws of the States of Colorado and Delaware differ in the following material respects, with regard to shareholders' rights:

     Quorum. Section 7-107-206(1) of the Colorado Act states that, unless the corporation's Articles of Incorporation provide otherwise, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter, but goes on to state that a quorum shall not consist of fewer than one-third of the votes entitled to be cast on the matter by the voting group.
Section 216 of the Delaware General Corporation Law (the Delaware Law ) contains a similar provision. Neither the Wizzard Colorado Articles of Incorporation nor its Bylaws will contain any contrary provision. Therefore, management does not believe that the Merger will create any material change in the shareholders' meeting quorum requirements.

     Action of Shareholders Without a Meeting. Section 7-107-104 of the Colorado Act states that any action required or permitted at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Section 228 of the Delaware Law permits any action that may be taken at an annual or special meeting of the shareholders to be taken without a meeting and without notice if one or more written consents, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of shares that would be necessary to authorize or take the action at a meeting at which all shareholders attend and vote. Once the Merger has been completed, this difference may make it somewhat more difficult for the former shareholders of Wizzard Delaware to remove and elect directors by consent.
The Delaware Law further requires that the corporation give notice of shareholder approval of any matter without a meeting, unless the written consents of all shareholders have been obtained and requires that prompt notice of any such action be given to non-consenting shareholders. In any event, applicable U.S. securities laws require reporting issuers to provide notice to shareholders of actions taken by written consent 20 days prior to the effective date of the corporate action. Accordingly, so long as Wizzard Colorado's common stock remains registered under the Securities Act of 1934, as amended (the Exchange Act ), this difference between the Colorado Act and the Delaware Law will not affect the rights of shareholders.

     Authorized Number of Directors. Section 7-108-103 of the Colorado Act provides that the corporation must have at least one director; and Section 141(b) of the Delaware Law also requires a Delaware corporation to have a minimum of one director. Therefore, management does not believe that the Merger will create any material change in the number of directors requirements.

     Removal of Directors. Under Section 7-108-108 of the Colorado Act, the shareholders of a Colorado corporation may remove one or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only for cause. If cumulative voting (the right of a shareholder to multiply the number of voting shares he, she or it owns times the number of directors to be elected, with the ability to vote the product thereof for one or more candidates) is in effect, a director may not be removed if the number of shares sufficient to elect him or her is voted against removal. Under the Colorado Act, a director may be removed by the shareholders only at a meeting called for that purpose, and the notice of the meeting must state that the purpose, or one of the purposes of the meeting, is the removal of the director. Section 141(k) of the Delaware Law provides similar removal provisions, but does not limit removal by shareholders to meetings called for that purpose. The effect of this difference in law would be to give the former shareholders of Wizzard Delaware slightly less flexibility in removing directors.

     Special Meetings of Shareholders. Section 7-107-102(1) of the Colorado Act and Section 211(d) of the Delaware Law permit a corporation's Board of Directors and such person or persons as are authorized by the Bylaws to call a special meeting of the shareholders. In addition, the Delaware Law permits a Delaware corporation to authorize such persons to call a special meeting in its certificate of incorporation. Unlike the Delaware Law, the Colorado Act also permits the holders of at least 10% of the shares entitled to vote on a matter to submit a written demand for the meeting to the corporate secretary. This means that, following the Merger, the calling a special meeting will be more available to the former shareholders of Wizzard Delaware.

     Indemnification of Directors. The Colorado Act and the Delaware Law contain similar provisions for the indemnification of directors in certain circumstances. Both statutes require a corporation to indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding or any claim, issue or matter therein, to which he or she was a party because of his or her status as a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she was successful. However, the Colorado Act (Section 7-109-103) authorizes the limitation of such mandatory indemnification in a corporation's Articles of Incorporation; the Delaware Law contains no such limitation. The effect of this difference following the Merger would be that the former Wizzard Delaware stockholders will become stockholders of a corporation that may limit mandatory indemnification of its directors in such circumstances.

     Inspection of Shareholder List. Section 7-107-201(2) of the Colorado Act requires a Colorado corporation to make its shareholder list available for inspection by any shareholder for a period beginning on the earlier of 10 days before the meeting for which the list was prepared or two business days after notice of the meeting is given, and continuing through the meeting and any adjournments thereof. Under Section 7-107-201(4) of the Colorado Act, if the corporation refuses a shareholder inspection of the shareholder list as provided above, the shareholder may apply to the district court of the county where the corporation's principal office or, if none, its registered office, is located, and the district court may summarily order inspection or copying of the list at the corporation's expense and may postpone the meeting until the inspection or copying is complete.

     Section 219(a) of the Delaware Law likewise requires a Delaware corporation to make its shareholder list available for inspection by shareholders prior to any meeting of shareholders, but this is required only for 10 days prior to the meeting and at the meeting. Under Section 219(b) of the Delaware Law, the wilful neglect or refusal by the directors to produce such list at a meeting for the election of directors will result in their ineligibility for election to any office at such meeting. This is the only remedy provided by the Delaware Law for failure to provide the shareholder list as required. Because management fully intends to comply with the applicable provisions of both the Delaware Law and the Colorado Act (following the Merger), it is not believed that these statutory differences will have any practical effect on the former shareholders of Wizzard Delaware.

     Appraisal Rights. Section 262 of the Delaware Law provides for appraisal rights to shareholders in connection with mergers or consolidations which are substantially similar to the Colorado Act. However, the statutes differ in that the Delaware Law permits a shareholder who has received from the corporation notice of his appraisal rights, and who has submitted a written demand for appraisal, to file a petition with the Court of Chancery of the State of Delaware to demand a determination of the fair value of such shareholders shares. Such petition must be filed within 120 days after the effective date of a merger or consolidation. Accordingly, in connection with the Merger, dissenting shareholders will be required to bring suit in a Delaware court to enforce any appraisal rights. The Colorado Act also sets forth procedures for a Colorado corporation to give shareholders notice of their appraisal rights, and for such shareholders to exercise such rights. However, the Colorado Act authorizes only the corporation to commence judicial appraisal proceedings, with all shareholders who have properly dissented and whose demands remain unresolved, to be named as parties to such proceedings.

     Dividends. Section 7-106-204 of the Colorado Act authorizes a Colorado corporation to pay dividends to its shareholders. Section 170 of the Delaware Law similarly permits a Delaware corporation to pay dividends upon its capital stock, but only (i) out of its surplus; or, (ii) if no surplus exists, its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, and then only if the corporation has capital equal to or in excess of the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation's assets. The Delaware Law also protects a corporation's Board of Directors from personal liability for good faith reliance on the records of the corporation and the representations and opinions of its officers and employees and others with respect to the determination of the amount of surplus or other funds from which dividends may be paid. The Colorado Act contains no analogous provision.

     Anti-Takeover Provisions. Section 203 of the Delaware Law prohibits a Delaware corporation that is (i) listed on a national securities exchange;
(ii) authorized for quotation on the NASDAQ stock market; or (iii) held of record by more than 2,000 shareholders from engaging in any business combination with any interested shareholder for a period of three years from the date that such person became an interested shareholder. A Delaware corporation subject to Section 203 may engage in a business combination with an interested shareholder under certain circumstances including circumstances in which, prior to the person becoming an interested shareholder, the corporation's Board of Directors approves the business combination with the interested shareholder or the transaction in which the person becomes an interested shareholder. A business combination is defined as, among other things, a merger or consolidation of the corporation or any subsidiary with the interested shareholder or with any other corporation if such transaction is caused by the interested shareholder and as a result of such merger or consolidation Section 203 is not applicable to the surviving corporation. An interested shareholder is defined as any person that (i) owns 15% or more of the corporation's voting stock; or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation's voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder. A corporation may opt out of
Section 203. However, under Section 203(b)(3) of the Delaware Law, if the corporation's certificate of incorporation or bylaws are amended to opt out by shareholder vote, such amendment will not be effective until 12 months after its adoption and will not apply to any business corporation between the corporation and any person who became an interested shareholder on or prior to such adoption. Colorado does not have any analogous anti-takeover provisions.

     These differences are not deemed to be the only differences between the Colorado Act and the Delaware Law. However, management believes that they are the most likely to have a material effect, if any, on the relative rights of our shareholders.

Vote Required for Approval
--------------------------

     The Proposal must be approved by persons owning a majority of the outstanding voting securities of Wizzard Delaware. Presently, l3,992,012 shares are outstanding and authorized to vote. The Board of Directors of Wizzard Colorado, which owns 95% of the voting securities of Wizzard Delaware, has consented to adopt the Proposal; no additional votes are required or necessary to complete this Proposal.

                RIGHTS OF DISSENTING SHAREHOLDERS
                ---------------------------------

     Stockholders of Wizzard Delaware are entitled to dissenters' rights under
Section 262 of the Delaware General Corporation Law. A copy of this Section is reprinted in its entirety as Appendix B to this Information Statement/Prospectus. All references in the Delaware Law and in this summary to a shareholder are to the record holder or beneficial owner of shares of Wizzard Delaware common stock as to which dissenters' rights are asserted. If you have a beneficial interest in shares of Wizzard Delaware common stock that are held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to perfect whatever appraisal rights you may have.

     The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix
B. If you wish to exercise statutory dissenting rights or preserve your right to do so, you should review this discussion and Appendix B carefully to comply strictly with the procedures set forth herein and therein, or you may lose your appraisal rights.

Section 262(a)

     Shareholders of a Delaware corporation who have complied with Subsection
(d) of Section 262 with regard to demand in writing and who have neither voted in favor of the Merger nor consented thereto in writing shall be entitled to an appraisal by the Court of Chancery of the fair value of the shareholder's shares of stock.

Section 262(b)(3)

     In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of the Delaware Law, which provides for the merger of a parent corporation and its subsidiary, is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

Section 262(d)(2)

     Wizzard Delaware must, either before the effective date of the Merger, or within ten days thereafter, notify each of the shareholders who are entitled to appraisal rights of the approval of the Merger, that appraisal rights are available and shall include a copy of Appendix B.

     Any shareholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such holder's shares.

     If such notice did not notify shareholders of the effective date of the Merger, either Wizzard Delaware shall send a second notice before the effective date of the Merger notifying each of the holders that are entitled to appraisal rights of the effective date of the Merger or Wizzard Colorado, as the surviving corporation, shall send such second notice to all such holders on or within 10 days after such effective date.

     For purposes of determining the shareholders entitled to receive either notice, Wizzard Delaware may fix a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the Merger, the record date shall be such effective date.

Sections 262(e), (f), (g), (h) and (i)

     If a demand for payment remains unresolved, Wizzard Colorado, as the surviving corporation of the Merger, or any shareholder who has complied with subsections (a) and (d) of Section 262 and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such shareholders.

     The purpose of this court proceeding is to determine the fair value of the stock held by the dissenting shareholders plus interest thereon. After determining the shareholders entitled to an appraisal, the Court shall appraise the shares and shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving Wizzard Colorado. Payment shall be made to each such shareholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock.

Section 262(j)

     The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.

Section 262(k)

     From and after the effective date of the Merger, no shareholder who has demanded appraisal rights shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock.

THE REQUIRED DISSENTERS RIGHTS' PROCEDURE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

     INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO THE MERGER
     ----------------------------------------------------------

     No director, officer, nominee to become such, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Merger which is not shared by all other shareholders, pro rata, and in accordance with their respective interests in Wizzard Delaware.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     We have included our financial statements as of December 31, 2003 and 2002, in reliance on the reports of Pritchett, Siler & Hardy, P.C. of Salt Lake City, Utah, and Gregory & Eldredge, LLC (formerly known as Gregory & Associates, LLC) of Salt Lake City, Utah, independent certified public accountants, respectively. Neither Pritchett, Siler & Hardy, P.C. nor Gregory & Eldredge, LLC has any interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. Neither has any interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the Registration Statement and this Joint Information Statement/Prospectus and will provide any legal opinions required with respect to any related matter.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          -----------------------------------------------

Capitalization Table
--------------------

                                 Wizzard                     Wizzard
                                 Colorado       Wizzard      Colorado
                                 Pre-Merger     Delaware     Post-Merger
                                 ----------     --------     -----------


Number Authorized
     Common                   100,000,000      20,000,000   100,000,000
     Preferred                 10,000,000           -0-      10,000,000

Number Outstanding

     Common                    25,564,022         787,176    26,151,198
     Preferred                     -0-               -0-           -0-


Principal Holders
-----------------

     Wizzard Colorado Pre-Merger
     ---------------------------


Name and                                   Number of         Percent
Address                     Title          Shares            of Class(1)
-------                     -----          ------            --------

Christopher J. Spencer (2)  Director       2,888,167            11.3%
2728 Bear Run Rd.           President
Pittsburgh, PA 15237        and Treasurer

Armen Geronian              Director and   2,768,412            10.8%
4346 Ludwick St.            Assistant
Pittsburgh, PA 15217        Secretary

                                    42

Voice Recognition           Stockholder    3,431,078            13.4%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

Jack and Magee Spencer (2)  Stockholders   2,912,307            11.4%
8609 Beaver Pond Lane
Fairfax Station, VA 22039

Alpha Capital               Stockholder    1,938,799 (3)         5.4%(3)
 Aktiengesellschaft
Pradafant 7
9490 Furstentums
Vaduz, Liechtenstein

                                Total:    13,938,763             52.3%


(1) Except as indicated in Footnote 3 below, calculations are based upon 25,564,022 outstanding shares at August 31, 2004.

(2)  Jack and Magee Spencer are the parents of Christopher J. Spencer.

(3) Includes 549,450 shares underlying warrants. However, these shares are not taken into account for purposes of the Total Percent of Class calculation.

      Wizzard Delaware
     ----------------


Name and                                   Number of         Percent
Address                     Title          Shares            of Class(1)
-------                     -----          ------            --------

Wizzard Colorado            Stockholder    13,404,836           95.8%


                        (1) Based upon 14,192,012 outstanding shares.

     Wizzard Colorado Post-Merger
     ----------------------------


Name and                                   Number of         Percent
Address                     Title          Shares            of Class(1)
-------                     -----          ------            --------

Christopher J. Spencer (2)  Director       2,888,167            11.0%
2728 Bear Run Rd.           President
Pittsburgh, PA 15237        and Treasurer

                                       43


Armen Geronian              Director and   2,768,412            10.6%
4346 Ludwick St.            Assistant
Pittsburgh, PA 15217        Secretary

Voice Recognition           Stockholder    3,431,078            13.1%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

Jack and Magee Spencer (2)  Stockholders   2,912,307            11.1%
8609 Beaver Pond Lane
Fairfax Station, VA 22039

Alpha Capital               Stockholder    1,938,799 (3)         5.3%(3)
 Aktiengesellschaft
Pradafant 7
9490 Furstentums
Vaduz, Liechtenstein

                                Total:    13,938,763             51.1%


(1) Except as indicated in Footnote 3 below, calculations are based upon 26,151,198 outstanding shares, which is comprised of 25,564,022 shares outstanding at August 31, 2004, together with 787,176 shares to be issued to the Wizzard Delaware stockholders upon completion of the Merger.

(2)  Jack and Magee Spencer are the parents of Christopher J. Spencer.

(3) Includes 549,450 shares underlying warrants. However, these shares are not taken into account for purposes of the Total Percent of Class calculation.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development
--------------------

     Our 95%-owned subsidiary, Wizzard Delaware, was founded in 1996 with the goal of becoming a complete speech recognition solution provider.

     We were incorporated in Colorado on July 1, 1998, to be a holding company and financing vehicle for The Balanced Woman, a Colorado corporation, and other companies or projects.

     On July 14, 1998, we acquired all of the outstanding securities of The Balanced Woman. We then had no other business plan other than to function as the holding company and to financially support The Balanced Woman.

     Until the quarter ended June 30, 2000, we conducted seminars on issues of primary concern for women and marketed certain products tailored to women though our wholly-owned subsidiary, The Balanced Woman.

     On May 26, 2000, we conveyed all of the outstanding securities of The Balanced Woman that we then owned to our shareholders in exchange for outstanding warrants or options to acquire shares of our common stock that these shareholders and others owned. We accomplished this disposition under Rule 506 of Regulation D of the Securities and Exchange Commission. This was done in anticipation of acquiring Wizzard Delaware.

     On May 30, 2000, we received, accepted and signed a copy of a Letter of Intent under which we proposed to acquire a 95% interest in Wizzard Delaware.

     On June 5, 2000, Jenson Services, Inc., a Utah corporation, purchased 4,125,000 shares of our common stock for $25,000. We used these funds to pay most of the expenses that we incurred in the Wizzard Delaware reorganization.

     On February 7, 2001, we completed a Plan of Reorganization and Stock
Exchange Agreement known as the  Wizzard Delaware reorganization.   That
transaction involved us; Jenson Services; Wizzard Delaware; and certain shareholders of Wizzard Delaware that owned about 95% of Wizzard Delaware's outstanding securities. Under the Wizzard Delaware reorganization, the eight Wizzard Delaware shareholders participating in the reorganization exchanged their shares of Wizzard Delaware, which amounted to a total of 13,049,000 shares, for shares of our common stock in the ratio of 1.027268907 shares for each exchanged Wizzard Delaware share. On the completion of the Wizzard Delaware reorganization, the Wizzard Delaware shareholders who were party to the reorganization owned 13,404,831 shares of our common stock and Wizzard Delaware became our 95%-owned subsidiary.

     We were required to raise at least $500,000 from the private sale of shares of our common stock as a condition to the closing of the Wizzard Delaware reorganization. We sold 531,000 shares of common stock in a private offering at the closing for gross proceeds of $531,000. The offering continued until May 30, 2001. We sold a total of 671,500 shares for aggregate gross proceeds of $671,500.

     Jenson Services canceled 3,725,000 of the shares that it owned as a further condition to the closing of the reorganization. It also agreed to certain lock-up/leak-out conditions affecting the resale of shares of our common stock that Jenson Services and its associates and other principal shareholders retained. We also granted to Jenson Services warrants to acquire 540,000 shares of our common stock at an exercise price of $1.00 per share for a period of 18 months. One-half of these warrants were subject to cancellation for no additional consideration under certain conditions.

     Before the completion of the reorganization, we were required to amend our Articles of Incorporation to:

     * reflect a re-capitalization of our common stock from 50,000,000 shares at a par value of $0.001 per share to 100,000,000 shares, with no change in the par value;

     * effect a 1.65 for 1 forward split of our outstanding common stock; and

     * change our name to  Wizzard Software Corporation.

     Unless otherwise indicated, this forward split is reflected in all computations that are contained herein.

     On May 22, 2001, we acquired 100% of the outstanding securities of Speech Systems, Inc., a Florida corporation, in exchange for 500,000 shares of our common stock. The assets of Speech Systems consisted solely of all right, title and interest in certain copyrights, patents, trademarks, trade secrets and other legal protections registered, granted or applied for and relating to Active X Voice Tools, a programming tool developed by Dr. Alan Costilo. Dr. Costilo received 403,000 of these shares as the principal shareholder of Speech Systems and was elected to our Board of Directors on June 4, 2001.

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000.

     On April 26, 2004, we acquired MedivoxRx Technologies, Inc. for a combination of stock and debt valued at $550,000. MedivoxRx has developed a talking prescription bottle that can identify the contents of the bottle and provide the patient with information about dosage and how to obtain refills.

Business
--------

     From years of experience, Wizzard management has found that the adoption of speech technology by our customers is usually the result of one of the following three reasons:

     1) Saves Labor - Lowers costs for businesses by increasing worker productivity.

     2) Provides a Better Quality of Life - For individuals with visual and other disabilities, speech products can allow them to live more independent lives.

     a) Compliance with Rules and Regulations - As a result of speech having the benefit of providing access to otherwise inaccessible technology, customers are using speech to better comply with new and newly enforced governmental regulations and other rules which require businesses to provide complete access to their technology, products and workplace environment.

     3) Product Differentiator - Businesses can use speech to stand out from the competition and differentiate their product or service.

     Wizzard Software's Technology and Solutions Group offers customers speech programming tools, related speech products and services and distributable speech engines in over 13 languages worldwide. Wizzard receives the majority of its sales leads through arrangements with IBM and AT&T as well as through internal internet marketing efforts through Overture and major internet search engines. When customers first come to Wizzard, in most cases, they have very limited experience with speech technology so Wizzard initially spends time educating the potential customer and helping to identify their requirements. This gives Wizzard the opportunity to show our expertise in the industry and describe our wide variety of speech products and services. If the customer decides to move forward with the adoption of a speech technology, they have three choices as to how to go about adding speech to their internal software applications for their workforce or to their commercial products and services.

     These three choices are:

     1. Purchase/license the necessary programming tools and speech engines and go about making the addition of speech on their own, with little help from Wizzard. Our programming tools allow software developers to quickly and efficiently add speech and are required by customers to complete their project. The initial sale for this customer choice tends to be between $350 and $5,000. Upon completion of its development efforts, the customer must then license specific speech engines from Wizzard for distribution in each and every copy they produce whether for internal use or for commercial distribution. The prices of these engines range from $1.00 to $25.00 per copy and must be paid in advance of deployment.

     2. The second option our customers have is when a business requires additional technical or developer support while it goes through the process of adding speech to its internal software applications, commercial products or
services.   This type of support can vary from several hours on the phone with our expert speech engineers to more relevant work where our engineers review or even create sample programming code for the customer. Wizzard offers these customers several support packages which range in price from $500 to $20,000. Additionally, Wizzard offers several previously created add-on software modules that save the customers significant time and money by allowing them to drop-in a section of code rather than create it themselves from scratch. These add-on modules include vocabularies for specific vertical markets (medical, legal, etc) and networking capabilities that allow for speech to be used across a network environment. Prices for these add-on modules range from $200 to $15,000.

     3. The third choice a customer has after deciding to move forward with the adoption of speech is to let Wizzard create, plan and implement the entire project for the customer using Wizzard's highly experienced software consultants and engineers. These projects historically have three phases:
Conceptual, First Working Version, and Delivery. After each phase the customer provides Wizzard with feedback and the necessary changes or additions are made and the project is moved to the next phase. Due to the customized nature of this third customer option, prices for these projects can significantly vary from $10,000 to $250,000, or more. Wizzard gets paid based on a time and materials basis in most instances and tends to charge an upfront down payment of approximately 25% with follow up payments based upon meeting certain milestones set by the customer and Wizzard at the beginning of the project.

     Wizzard's management believes two significant changes are occurring in the market for speech technologies and related products.

     First, after several long, hard years of extremely limited spending on technology by businesses, it seems that companies in the U.S. are beginning again to spend money on technology. Usually, businesses tend to purchase new computers and software for operating system upgrades when there is an initial increase in technology spending. However, in management's opinion, spending on productivity, improved quality of life and product differentiating technologies, like speech, is usually not far behind.

     Second, management feels that the speech industry is moving in two parallel directions simultaneously. The first is that the industry is moving from a technology based industry to a vertical market product based industry. To expand further, it has been very common in the speech industry for speech companies to have strong technology but not have customers demanding the technology or not have found specific vertical niche markets where the technology can be applied successfully. Now, it seems that speech companies are finally finding markets where speech can be applied effectively and more importantly, where customers are willing to pay for speech to be applied effectively. The second parallel direction is the consolidation happening within the speech industry at this time. There have been several significant mergers and acquisitions as speech companies move from being speech technology companies to vertically targeted product companies. This can benefit Wizzard's Technology and Solutions Group by increasing sales of its speech programming tools and speech engines.

     Wizzard's management feels it has effectively positioned the Company to be the go between for customers seeking to incorporate speech technology from IBM, Microsoft and AT&T (three of approximately four significant speech manufacturers). These technology manufacturers offer the core speech engines that drive speech based products and services. However, in order for a customer to include speech technology in its product or service it requires specific programming tools offered, in most cases, exclusively through Wizzard. In some cases these programming tools are proprietary to Wizzard and in some cases the programming tools are proprietary to the manufacturer of the speech engine, but sold exclusively through Wizzard. In addition to the programming tools, Wizzard provides technical and development support for customers wanting to include speech technology from IBM and AT&T for the Windows desktop platform. Through this effective positioning Wizzard comes into contact with over 10,000 potential customers per year.

      As a result of coming into contact with so many potential customers of speech technology and related services, we believe we are in a unique position to capitalize on the future growth in the speech industry. Here's how:

     1. Wizzard offers a one stop shop type situation for customers where they can purchase/license everything they require to incorporate speech technology from programming tools, speech engines, add-on modules, and vertical vocabularies to offering a complete line of custom programming, technical/developer support and consulting services. Wizzard's philosophy is to provide all the products and services our customers require so that they don't have to go elsewhere to complete any portion of their speech project. Management feels that this business model has already proven to be effective, based on customer feedback, in the sense that Wizzard has won and could win future speech technology related business from several large customers due to the fact that they can find everything they require through one company.

     2. Because Wizzard does come into contact with over 10,000 potential speech customers each year, management feels the Company is in a unique position to identify what the growing trends in the speech industry are, and determine what the customers require to meet their needs. Management is unaware of any other company that is able to obtain so much potentially valuable marketing information as Wizzard due to its relationships with IBM, Microsoft and AT&T and the fact that they send some, or in the case of IBM and AT&T, all of their potential speech programming customers to Wizzard. Based on this gathered information, Wizzard is positioned to capitalize on customer needs. Wizzard is able to identify growing trends as it has done so in the form of markets for:

     Productivity - call center automation, medical transcription automation, audio broadcasting automation, etc.

     Accessibility - talking computer screen readers, talking prescription pill bottles, talking automated teller machines (ATMs), etc.

     Compliance - talking ATMs - rule 508, talking prescription pill bottles
     - Medicare rules, etc.

     Product Differentiator - flight simulators, computer games, etc.

     3. Once a trend has been identified Wizzard can, and is in the process of doing so, capitalize on the trend in several ways.

          a) Satisfy Customer Demand - Wizzard can expand its base technology product line to meet growing customer demand based on a specific vertical market. By strategically adding new technologies, representing more companies such as IBM and AT&T, Wizzard is not only positioned to grow revenues within its current customer base but can also increase the number of potential customers coming to Wizzard through marketing arrangements with the manufacturer of the new products. Management has identified and is in the process of negotiating with several of these manufacturers and feels that if it is able to effectively add five new speech product manufacturers, based solely on customer demand, it can increase the number of potential customers coming to Wizzard for their speech technology needs to over 20,000 per year. This number could grow significantly as more businesses around the world adopt speech. This model is a double win for Wizzard in the sense that it can increase revenue by expanding its products to meet current customer demand while at the same time increasing the number of potential customers coming to Wizzard for their speech needs. At this time, management is not aware of any other company offering this type of service to the speech technology manufacturers. Wizzard has executed on this plan accordingly with the recent expansion of contracts with IBM (TTS for Linux) and AT&T (Natural Voices TTS Server).

     b) Speech Engines For the Killer App - As mentioned above, once customers have incorporated speech into their workforce, product or service they are required to purchase a speech engine for every single copy of the product or service they distribute. Wizzard has hundreds of customers, from Fortune 500 corporations to 10 person small businesses, currently incorporating speech technology into their products which they plan to sell into specific vertical markets. These markets range from PC Games, medical devices, homeland security applications, software for the visually impaired and legal transcription. If any one of these Wizzard customers' products are successful, resulting in large unit sales of their products, Wizzard will directly benefit by an increase in revenues and gross profits for its speech engine sales as Wizzard's profit margin on speech engines ranges from 10% to 500% based on volume purchases, with an average margin of approximately 50%. Management believes at this time that several of its customers have the potential for very large unit sales of their newly created speech products as these companies complete, launch and market their products.

          c) First to Market - Wizzard can create specific vertical speech products based on what customers are requesting. A recent example of this action is the medical transcription market. Over the last 9 months Wizzard has noticed a growing trend of customers who own transcription services looking for an automated transcription solution for their business. Currently, medical professionals dictate their patient reports, which are then sent to transcription services where workers transcribe by hand the doctor's dictation. Because of the competitive nature of the transcription industry, margins are small and any savings at all can be a significant boost to a transcription company's bottom line. As a result, transcription companies are searching for a speech based solution that would allow them to save labor. Based on the identification of this trend, Wizzard recently licensed from IBM special speech technology, is currently making modifications and upgrades to this technology, and plans to begin marketing a new WizzScribe for midsized transcription companies in the 3rd quarter of 2004. This is one of several examples where having an early preview of market demand through our tools and engine sales, can be a tremendous advantage.

     d) Acquire Successful Speech Companies - Due to the fact that Wizzard is in a unique position to determine where demand for speech engines and products lie, Wizzard can look to make strategic acquisitions based on predetermined sales and business models. This strategy can help grow our Products and Channels Group through the addition of specialty and often undiscovered speech applications. Wizzard plans to make acquisitions over the next twelve months based on what it is able to identify as customer demand for a specific speech related product or technology. As the speech industry moves from a technology based market to a specific vertically targeted product based market, consolidation amongst companies is a growing trend and management feels Wizzard is in the best position to identify and capitalize on the new speech product companies emerging in the market. In this regard, on February 6, 2004, we signed a non-binding letter of intent to acquire MedivoxRx Technologies and its Talking Prescription Bottle product line. The Talking Pill Bottle provides automated, self-contained verbal instructions to medical patients on the proper method of taking prescription medication. This transaction was consummated on April 23rd, 2004 and as a result, our Products and Channels Group was formed.

HIGHLIGHTS FROM FIRST SIX MONTHS OF 2004

     In the first six months of 2004 Wizzard Software had several significant accomplishments and successfully moved forward on many aspects of our business plan.

     Some of these accomplishments, broken down by division, include:

General & Administrative

     * Secured financing of over $1.5M through the sale of stock and the exercise of warrants;

     * Implemented and streamlined new internal systems for order processing, web hosting and marketing and sales efforts;

     * In the first six months and subsequently, we hired an additional nine employees and contractors, mostly in the area of sales, bringing our total staff count to 20;

     * Completed the acquisition of MedivoxRx Technologies, Inc. and its Talking Pill Bottle product line;

     * Secured, completed and moved into new office space a quarter mile from our old location. This new 3,100 square foot property allows us to provide safe and comfortable working conditions for new and current workers.

Technology and Solutions Group

     *  Added big business perspective to our management by staffing former

        IBM managers;

     * Tuned technology offerings and sales process to be more responsive to target customers (developers, enterprise);
                                        50

     * Increased amount of outbound sales activity with high volume prospects;

     *  Went from reactive to proactive sales approach;

     * Redefined TTS offerings to focus on high profile usages in education and government;

     * Included in the above mentioned increase in workers, the Technology and Solutions Group increased direct sales staff 33% based on expected increased demand;

     * Identified streamlined focus on several key markets in ATMs, simulators, accessibility, audio broadcasting and medical dictation;

     * Added IBM TTS for Linux in 13 languages to our accessibility targeted technology portfolio;

     * Completed preparation of new and targeted sales collateral for all offerings and services for the division;

     *  Subsequently, added AT&T Natural Voices Server text-to-speech; and

     *  Subsequently, added WizzScribe product line.

Solutions and Channels Group

     * Completed integration of MedivoxRx Technologies, Inc. following acquisition;

     *  Named Eugene Franz to run the newly formed Solutions and Channels
        Group;

     * Applied for and received approval on an FSS government purchasing contract for the Talking Pill Bottle for the Veterans Administration;

     * Subsequently completed the first automated version of Talking Pill Bottle for pharmacy customers using Text-To-Speech technology;

     * Completed several mass mailings, on site visitations and a large telephone marketing campaign to targeted Veterans Administration pharmacy managers; and

     *  Secured first retail customer approval for Talking Pill Bottle Home
        Kit.

New Products Group

     * Completed beta testing, product production support training and launch of Speak It ;

     * Completed beta testing, product production, support training and launch of IBM Linux TTS;

     * Subsequently completed beta testing, product production, support training and launch of WizzScribe Transcription Server; and

     * Subsequently completed beta testing, product production, support training and launch of AT&T TTS Server edition.
                                         51

LOOKING FORWARD

     Management believes that Wizzard's revenues will increase with anticipated additional sales from our acquisition of MedivoxRx Technologies, Inc., the planned launch of a new set of products and programming tools, sales of additional text-to-speech runtime licenses for the telephony market, and the planned launch of three additional talking products in 2004-2005. Prior to and in connection with these product releases, management believes that expenses will increase accordingly as we add staff and undertake the necessary marketing efforts.

Technology and Solutions Group

     Over the next 12 months we plan to continue to execute our current business plan, focusing our efforts on speech technology business solutions for programmers and enterprise businesses interested in incorporating and using speech technologies for their workforce and in their products and services. We plan to continue to expand our efforts in attracting customers to use our VoiceTools product line as well as our customized programming and consulting services through the leads we generate by distributing our Voice Tools, IBM's OEM ViaVoice desktop products and AT&T's OEM Natural Voices desktop products, on a worldwide basis. Currently, our Voice Tools have been distributed over 100,000 times through Internet linking agreements we have with Microsoft, IBM, AT&T, CNET and ZDnet, as well as through sponsored links on most popular search engines such as AOL, MSN, YAHOO, Google, Excite, Lycos, etc.

     The Technology and Solutions Group plans to increase demand generation by launching a new portion of the Wizzard web site, its main marketing tool, in the second half of 2004. This new site will provide more information while making it easier to navigate for our targeted developer and enterprise customers. The Group plans to increase outbound, proactive sales calls while utilizing ever growing referrals from satisfied customers and rewarding current customers with marketing assistance on the Wizzard web site. The Group will have a significant presence at the annual SpeechTEK industry trade show in New York City in September.

     Additionally, the Technology and Solutions Group plans to increase management focus on revenue growth and profit by significantly expanding our TTS market footprint through the recent addition of AT&T's Natural Voices TTS Server product, the recent launching of IBM's TTS for Linux product into relevant target markets and expanding our speech recognition market penetration with the new WizzScribe product, based on IBM's large vocabulary server based batch processing product line, into the call center and transcription markets. Management plans to increase revenues through the cross selling of our Consulting Packages, Support Packages and Commercial Distribution Licenses to customers acquired through leads from the use of our own and our partner's programming tools and runtime engines. Management feels that in addition to our strong line of past speech offerings, the three new products we recently received as a result of our expansion of current agreements with IBM and AT&T, our Technology and Solutions Group revenue contribution to Wizzard Software will increase significantly over the next twelve months. In anticipation of the expanding business for these three new products, the Technology and Solutions Group plans to increase sales staff to penetrate and identify new markets and sales opportunities.

     Finally, management believes that in addition to previously mentioned target markets, the growing number of government rules and regulations, and the slow but progressive enforcement of these rules and regulations, could make the adoption of speech technology more widespread than previously anticipated. While the market for selling speech products to blind individuals is limited to the number of blind individuals, the market for complying with rules requiring a company's products and services be accessible to the blind, is significantly larger. Public restaurants provide an example. While the overall number of handicapped individuals frequenting their establishment may be small, they still have to have handicapped parking and handicapped accessible restrooms. If an airline is offering an internet only special, it now must make it accessible to all people, including people with visual disabilities, and speech technology can help. Based on this example, we believe the market for speech technology, as an accessibility providing technology, could be the defining market for our business and what compels widespread adoption.

Products and Channels Group

     The Products and Channels Group plans to focus its near term future efforts on Wizzard's newly acquired MedivoxRx Division and its Talking Pill Bottle product line. The Group plans to begin installations of its recently completed Automated Pharmacy product in both government and retail pharmacies in the U.S. along with the launch of its Home Kit independent living product line in retail pharmacies in the U.S. The Group will attend and speak at the annual SpeechTEK industry trade show in New York City along with attending several other pharmaceutical and industry relevant trade shows to increase demand for the Talking Pill Bottle.

     Future target markets and channels of distribution for the Products and Channels Group include:

     Automated Pharmacy Product

     The target market for the Automated Pharmacy Product is retail and government pharmacies across the United States initially, and Canada in the near future. We plan to utilize nationally recognized pharmaceutical sales representatives and distributors to assist in expanding the presence of the Automated Pharmacy product. Additionally, several internal sales representatives will be added for a massive internal sales push into the most popular retail pharmacies such as Walgreens, Wal-Mart, CVS, Eckerd as well as the Veterans Administration pharmacy network.

     Independent Living Home Kit Product

     The target market for the Independent Living Home Kit product are individuals who can benefit from hearing medication instructions rather than reading the written instructions provided. To reach the targeted individual customers, the Group plans to focus its sales efforts on Hospital Outpatient networks, Nursing Homes, Assistive and Independent Living facilities, Self Prescribing Doctor Networks, Low Vision retail stores, Mail order catalogs, blind associations such as NFB, ACB, and the Lions Club, online and television distributors such as Drugstore.com and QVC, Health and Human Services government agencies nationwide.

     In addition to the expanding sales efforts, Wizzard plans to increase its lobbying efforts of insurance companies and government regulators encouraging Medicare and insurance companies to realize the benefits of the Talking Pill Bottle and cover its cost for deserving individuals.

General & Administrative

     Wizzard Software plans to finalize its move of its corporate headquarters to slightly larger and more secure accommodations less than one mile from our current offices.

     In order to fund operations in 2004, Wizzard plans to continue to work towards our quarterly positive cash flow goal based on expanding revenues while at the same time utilize our ESOP payroll plan and acceptance of various forms of small investments and loans from current shareholders. After eight years of operating Wizzard, management confidently feels these funding methods will limit dilution for our shareholders and allow for the funding of operations over the next 12 months.

Acquisition Strategy

     Wizzard's management feels that by adding speech technology to a traditional product/industry, operating within traditional margins and traditional valuations, you can merit more technology oriented margins and valuations. This can directly increase value for shareholders by increasing profit margins and future potential for revenue growth.

     To elaborate, Wizzard believes speech technology, applied properly, can significantly impact a product/industry. We feel that we will demonstrate this with our recent acquisition of MedivoxRx and its Talking Pill Bottle product line. Currently, the sale of prescription pill bottles is a mature, low margin business with very little room for increased margins or revenue growth. With the addition of speech technology to the bottle, allowing for increased compliance with prescription medication instructions, customers (pharmacies, drug manufacturers and individual users), will be willing to pay more, we believe, for the newly resulting technology based product. With higher profit margins and the potential for additional add-on technology based features, we believe a company offering this new technology based traditional product would merit a higher valuation than a traditional prescription pill bottle manufacturer/distributor.

     As a result of this belief, Wizzard plans to make strategic acquisitions over the next twelve months to capitalize on the ability of speech technology to significantly increase the value of businesses. Wizzard can directly make money for its shareholders by owning businesses where speech can have the most profound impact on a product/industry as well as indirectly by increasing demand of speech technology from competitors in these industries. If forced to compete with a new technology based speech product, Wizzard can benefit from increased sales of its speech tools and speech engines.

     In addition to potential acquisitions to compliment our Talking Pill Bottle, Wizzard Management has identified several industries where this increased valuation model can be applied: Prescription Packaging Industry, Corporate Pharmacies, Transcription Industry and the Call Center Industry.

     Research and Development
     ------------------------

     During the first six months of 2004, Wizzard did not classify any spending as research and development.

     In prior years our research and development has focused on our Interactive Voice Assistance product as well as our internal speech recognition development tools. Our Interactive Voice Assistant has undergone two major revisions during this period, solely based upon customer feedback. We have created hundreds of programming objects and modules, or pieces of software code, which allow our engineers to create better speech recognition applications, faster and more efficiently. Our programmers use these modules to create applications without having to recreate the wheel for every customer. A majority of the customized product is already completed, and completing the project requires only that the correct modules be pieced together and that the interface, or the part of the program that interacts with the user, be customized by using these internal programming modules. We plan to reconfigure our Interactive Voice Assistant platform as well as our programming tools to the Speech Application Programming Interface 5.0 standard over the next year. This will allow our applications to work with any brand of speech recognition engine and will make us less reliant on specific companies.

     Necessary Material
     ------------------

     Beyond basic materials such as CD-ROMs, jewel cases that hold the CD-ROMs and printing, which are all readily available from multiple sources, we depend upon three to five speech recognition companies to license their speech recognition engines to us. It is these engines on which we create our applications. We do not foresee any difficulty in continuing to license these engines at reasonable cost, due to the competitive market between their manufacturers. Furthermore, Microsoft is beginning to distribute its new speech recognition engine for free in upcoming versions of its Windows operating system and its Office suite of business products. The microphones that we ship with our products are purchased from Andrea Electronics and Plantronics and are readily available through other companies in equal qualities, due to an extremely competitive market for microphone headsets.

     Licenses
     --------

     We have the following licenses, which are integral to our business operations:

     *  IBM ViaVoice speech recognition and text-to-speech engines; and

     *  AT& T Natural Voices text-to-speech engine.

     Patents Pending
     ---------------

     A patent application was filed on MedivoxRx' talking pill bottle in February, 2002.

     Environmental Compliance
     ------------------------

     We do not believe that there are any material environmental laws, rules or regulations that apply to our present or intended business operations.

     Governmental Regulations
     ------------------------

     There are no present governmental regulations that are likely to affect our present or proposed business operations. State sales taxes are not currently required to be collected on Internet sales, but any future sales tax requirements may affect our customer's purchasing decisions, and some purchasers may stop ordering products over the Internet.

     Employees
     ---------

     Currently, we have nine full time employees and 11 contractors who spend a majority of their time working for Wizzard.

                      DESCRIPTION OF PROPERTY
                      -----------------------

     Wizzard's offices are located at 5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213. They consist of approximately 3,100 square feet of space, which are rented for $3,582 per month. The lease terminates on July 15, 2007. We also maintain a research and development facility consisting of approximately 1,000 square feet in Upper St. Clair, Pennsylvania and a sales office in Deerfield Beach, Florida. The Florida lease calls for monthly rent payments of $2,100 and is scheduled to expire on July 7, 2005.

                          LEGAL PROCEEDINGS
                          -----------------

     We are not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be our affiliate or who is the owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

         MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
         --------------------------------------------------------

Market Information
------------------

     Our common stock is currently traded on the OTC Bulletin Board of the
NASD under the symbol  WIZD.   However, the market for our common stock is
limited in volume. We can not guarantee that the present market for our common stock will continue or be maintained, and the sale of unregistered and restricted common stock pursuant to Rule 144, or of the shares being registered under this prospectus, may substantially reduce the market price of our common stock.

     The quarterly high and low bid prices for our shares of common stock for the last two years and the first two quarters of 2004 are as follows:

                                                  Bid
                                                  ---
Quarter or period ending:               High                Low
-------------------------               ----                ---
March 31, 2002                          $1.65               $0.65

June 30, 2002                           $1.49               $0.75
September 30, 2002                      $0.99               $0.53

December 31, 2002                       $0.71               $0.32

March 31, 2003                          $0.96               $0.33

June 30, 2003                           $0.73               $0.41

September 30, 2003                      $0.52               $0.37

December 31, 2003                       $1.45               $0.40

March 31, 2004                          $4.28               $1.06

June 30, 2004                           $3.73               $1.87


     These bid prices were obtained from Pink Sheets, LLC, formerly known as the National Quotation Bureau, LLC, and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Resales of Restricted Securities
--------------------------------

     As of August 31, 2004, approximately 11,290,278 shares of our common stock were publicly traded. We expect that this number will increase by the 787,176 shares to be issued to the Wizzard Delaware stockholders in connection with the Merger (assuming that no such stockholder exercises its dissenter's rights of appraisal). In addition, in May, 2004, we registered for resale 1,648,352 shares of our common stock, along with 824,174 shares of common stock that underlie certain warrants. This increase of approximately 27% in the available shares for public trading may dramatically reduce the price of our common stock on the basis of supply and demand alone.

Holders
-------

     As of the date of this prospectus, we have about 250 stockholders or record. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends
---------

     We have not declared any cash dividends on our common stock, and do not intend to declare dividends in the foreseeable future. Management intends to use all available funds for the development of our plan of operation. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans
------------------------------------------------------------------

                    Equity Compensation Plan Information
                    ------------------------------------

         Number of                                  Number of securities
         securities                                 remaining available
         to be issued                               for future issuance
         upon exercise       Weighted-average       under equity
         of outstanding      exercise price of      compensation plans
Plan     options, warrants   outstanding options,   excluding securities
category and rights          warrants and rights    reflected in column (a)
-------- ----------          -------------------    -----------------------

               (a)                      (b)                      (c)

Equity         -0-                       -0-                      14,259
compen-
sation
plans
approved
by
security
holders

Equity         844,174                   $1.52                   200,000
compen-
sation
plans not
approved
by
security
holders

Total          844,174                   $1.52                   214,259


                              FINANCIAL STATEMENTS
                              --------------------

a.        Consolidated Financial Statements for the years ended
          December 31, 2003, and December 31, 2002
          Independent Auditors Reports

          Consolidated Balance Sheet - December 31, 2003

          Consolidated Statements of Operations for the years ended December 31, 2003 and 2002

          Consolidated Statement of Stockholders' Equity for the years ended December 31, 2003 and 2002

          Consolidated Statements of Cash Flows for the years ended December 31, 2003 and 2002

          Notes to Consolidated Financial Statements

b.        Unaudited Condensed Consolidated Financial Statements for the

          three and six months ended June 30, 2004, and June 30, 2003

          Unaudited Condensed Consolidated Balance Sheet, June 30, 2004

          Unaudited Condensed Consolidated Statements of Operations, for

          the three and six months ended June 30, 2004 and 2003


          Unaudited Condensed Consolidated Statements of Cash Flows, for

          the six months ended June 30, 2004 and 2003

          Notes to Unaudited Condensed Consolidated Financial Statements

                    WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2003

                    WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY




                             CONTENTS                      PAGE

             Independent Auditors' Report                    1

             Consolidated Balance Sheet, December 31, 2003   2

             Consolidated Statements of Operations,
              for the years ended December 31, 2003
              and 2002                                       3
             Statement of Stockholders Equity
              for the years ended December 31, 2003
              and 2002                                       4

             Consolidated Statements of Cash Flows,
              for the years ended December 31, 2003
              and 2002                                      5 - 6

             Notes to Consolidated Financial  Statements    7 - 17

                   Gregory & Associates, LLC
                  Certified Public Accountants
                       3650 So. Craig Cir
                   Salt Lake City, Utah 84109
               (801) 277-2763  Fax (801) 277-6509


                  INDEPENDENT AUDITORS' REPORT


Board of Directors
WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
Pittsburgh, Pennsylvania 15213

We have audited the accompanying consolidated balance sheet of Wizzard Software Corporation, and subsidiary as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Wizzard Software Corporation and Subsidiary as of and for the year ended December 31, 2002 were audited by other auditors whose report, dated January 24, 2003 included an explanatory paragraph expressing concern about the Company's ability to continue as a going concern. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation, and subsidiary as of December 31, 2003, and the results of its operations and its cash flows for the year ended December 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has not yet established profitable operations, has incurred significant losses since its inception and has current liabilities in excess of current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Gregory & Associates, LLC

January 23, 2004 except for Note 14,
  as to which the date is February 28, 2004
Salt Lake City, Utah

                       INDEPENDENT AUDITORS' REPORT



Board of Directors
WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
Pittsburgh, Pennsylvania 15213

We have audited the accompanying consolidated balance sheet of Wizzard Software Corporation, and subsidiary as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation, and subsidiary as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has not yet established profitable operations, has incurred significant losses since its inception and has current liabilities in excess of current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

January 24, 2003, except for Note 14,
  as to which the date is March 31, 2003
Salt Lake City, Utah


            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEET
                               ASSETS

                                                  December 31,
                                                      2003
CURRENT ASSETS:
  Cash in bank                                     $     53,544
  Cash   restricted                                      34,771
  Accounts receivable                                    29,364
  Inventory                                              23,261
  Prepaid expenses                                       20,168
    Total Current Assets                                161,108

PROPERTY & EQUIPMENT, net                                88,765

OTHER ASSETS:
Intangible assets, net                                  280,323
  Deposits                                                6,452

Total Other Assets                                      286,775

                                                   $    536,648

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                                 $    240,922
  Accrued expenses                                      110,665
  Loans payable   related party                          35,092

        Total current liabilities                       386,679

LONG  TERM OBLIGATIONS:
  Convertible Notes Payable                             235,000

        Total long term liabilities                     235,000
                                                        621,679

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
    10,000,000 shares authorized, no shares
    issued and outstanding                                   -

 Common stock, $.001 par value, 100,000,000
    shares authorized,22,176,256 shares issued
    and outstanding                                      22,176

  Capital in excess of par value                      7,877,822
  Retained Deficit                                   (7,985,029)

        Total Stockholders' Equity (Deficit)            (85,031)

                                                   $    536,648

The accompanying notes are an integral part of this consolidated financial statement.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF OPERATIONS

                                            For the Years Ended
                                                  December 31,
                                                2003     2002

NET SALES                              $   470,487  $   346,116

COST OF GOOD SOLD                          388,330      225,254
  Gross Profit (Loss)                       82,157      120,862

EXPENSES:
  Selling expenses                         153,865       35,169
  General and administrative               590,085      687,265
  Non-cash legal and consulting fees     1,334,815      723,899

        Total Expenses                   2,088,765    1,446,333
LOSS FROM OPERATIONS                    (1,996,608)  (1,325,471)

OTHER INCOME (EXPENSE):
  Other income                                  -            -
  Interest expense                         (47,434)     (33,222)

        Total Other Income (Expense)       (47,434)     (33,222)

LOSS BEFORE INCOME TAXES                (2,044,042)  (1,358,693)

CURRENT TAX EXPENSE                             -            -

DEFERRED TAX EXPENSE                            -            -

NET LOSS                               $(2,044,042) $(1,358,693)

LOSS PER COMMON SHARE                  $      (.10) $      (.08)


The accompanying notes are an integral part of these consolidated financial statements.


                   WIZZARD SOFTWARE CORPORATION
                STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                     Deficit
                                                                  Accumulated
                                 Common Stock                       During the
                                                     Paid In      Development
                              Shares      Amount      Capital         Stage
BALANCE,
December 31, 2001               17,113,083  17,113   4,900,606   (4,582,294)

Stock issued for consulting
  services, December, 2002,
  at $.40 to $.50 per share      1,571,500   1,572     634,178           -

Stock issued for legal
 services, February to
 December, 2002,
 at $.44 to $1.20 per share        130,217     130      88,019           -

Net loss for the year ended
 December 31, 2002                      -       -           -    (1,358,693)

BALANCE, December 31, 2002      18,814,800  18,815   5,622,803   (5,940,987)

Stock issued in payment of
 related party notes
 payable and accrued interest
 at $.34 to $1.20 per share        901,787     901     386,564           -

Stock issued as consideration
 for an individual loaning the
 company $50,000                    17,000      17      20,383           -
Compensation for re-pricing
 of 300,000 warrants from $1.25
 to $.50 per share                      -       -      210,000           -
Stock issued upon exercise of
 warrants April, 2003 $.50
 per share                         600,000     600     299,400           -

Stock issued upon exercise of
 options for employee payroll
 at $.47 to $1.23 per share        319,991     320     203,281           -

Stock issued for the purchase of
 a website $1.00 per share,
 March 2003                          6,098       6       6,092           -

Advertising services paid for
 by a shareholder of the
 Company                                -        -       6,000           -

Issuance of stock for
 consulting services, May to
 September , 2003, at $.49
 to $.70 per share               1,040,000    1,040    601,610           -

Issuance of stock for legal
 services, May, 2003,
 at $.57 per share                  12,540       13      7,136           -

Stock issued upon exercise of
 options for Legal services
 at $.56 to $.84 per share
 May to December 2003               36,040       36     25,531           -

Stock issued upon exercise of
 options for Consulting services
 at $.65 to $1.20 per share
 April and December 2003           428,000      428    473,022           -

Compensation for the issuance
 20,000 warrants to purchase
 Common stock at $.25
 per share                             -        -      16,000           -

Net loss for the year ended
 December 31, 2003                     -        -          -    (2,044,042)

BALANCE, December 31, 2003     22,176,256   22,176  7,877,822   (7,985,029)


The accompanying notes are an integral part of these consolidated financial statements.


            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Net Increase (Decrease) in Cash

                                             For the Years Ended
                                                 December 31,
                                              2003         2002
Cash Flows from Operating Activities:
  Net loss                                  $(2,044,042)  $(1,358,693)

  Adjustments to reconcile net loss to net
   cash used by operating  activities:
    Non-cash expenses                         1,355,215       723,899

    Depreciation and amortization expense       149,163       154,122
    Change in assets and liabilities:
      (Increase) in restricted cash             (34,771)           -

      (Increase) decrease in accounts
       receivable                                33,161       (60,524)

      Decrease in Inventory                       4,959           321

  (Increase) decrease in  prepaid expenses       (6,674)        5,924

      (Increase) decrease in other assets        (4,452)           -

      Increase in accounts payable               58,933       128,009

      Increase in accrued expense                20,538        33,685

      Total Adjustments                       1,560,072       997,436

        Net Cash (Used) by Operating
         Activities                           (467,970)     (373,257)

Cash Flows from Investing Activities:
  Purchase of property & equipment              (21,061)       (6,905)

        Net Cash (Used) by
          Investing Activities                  (21,061)       (6,905)

Cash Flows from Financing Activities:
  Proceeds from the issuance
    of common stock                             503,601            -

  Capital contribution                            6,000            -

  Proceeds from note payable related party       32,017       402,143

  Payments on note payable - related party      (50,000)           -

        Net Cash Provided by Financing
         Activities                             491,618       402,143
Net Increase (Decrease) in Cash                   2,587        21,981

Cash at Beginning of Period                      50,957        28,976

Cash at End of Period                       $    53,544    $   50,957

Supplemental Disclosures of Cash
 Flow Information:
  Cash paid during the periods for:
    Interest                                 $    4,387    $       -
    Income taxes                             $      -      $       -


Supplemental Schedule of Noncash Investing and Financing Activities:
  For the Year Ended December 31, 2003

During March 2003, the Company recorded $210,000 in compensation for the re-pricing of warrants from $2.00 to $.50 per share.

The Company issued 6,098 shares of common stock to purchase certain intangible assets valued at $6,092.
                             (Continued)

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Continued)

The Company issued 901,787 shares of common stock in payment of $374,183 in related party notes payable and $13,323 in related accrued interest.

The Company issued 17,000 shares of commons stock valued at $20,400 in considerations for a entity loaning the Company $50,000.

The Company issued 1,040,000 shares of common stock for consulting services valued at $602,650,

The Company issued 428,000 shares of common stock upon the exercise of options for consulting services valued at $473,450.

The Company issued 48,580 shares of common stock (36,040 shares upon the exercise of options)for legal services valued at $32,715.

On December 15, 2003, the Company recognized $16,000 in compensation related to the issuance of 20,000 warrants to purchase common shares at $.25 per share, expiring December 15, 2006.

For the Year Ended December 31, 2002:

The Company issued 90,217 restricted shares of common stock for legal services valued at $70,406, at prices ranging from $.72 to $1.20 per share.
The Company issued 40,000 shares of common stock upon the exercise of options for legal services valued at $17,743, at price of $.44 per share.

The Company issued 1,500,000 restricted shares of common stock for consulting services valued at $600,000, at a price of $.40 per share.

The Company issued 71,500 shares of common stock upon the exercise of options for consulting services valued at $35,750, at a price of $.50 per share.

The accompanying notes are an integral part of these consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Organization   Wizzard Software Corporation (Formerly Balance Living, Inc.)
[Parent] a Colorado corporation, was organized on July 1, 1998. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. Wizzard Software Corp. [Subsidiary], was incorporated on February 29, 1996 under the laws of the State of Delaware.
The Company is an OEM licensee of certain speech to text and text to speech software engines. The Company also develops, sells, and service of custom and packaged speech recognition computer software products. On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement,
wherein, Parents acquired 95% of the common stock of the subsidiary.   The
merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 95% owned subsidiary of the Parent. On May 22, 2001 the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transaction accounted for as a purchase.

Consolidation   The consolidated financial statements presented reflect the accounts of Wizzard Software Corporation, Wizzard Software Corp., and Speech Systems, Inc. At December 31, 2003 and 2002 the Company held a 95% ownership interest in Wizzard Software Corp. The Company recorded no liability for the 5% non-controlling interest as Wizzard Software Corp. had a stockholders deficit at the time of merger. Further the net loss for Wizzard Software Corp. for the year ended December 31, 2003 and 2002 applicable to the 5% non-controlling interest were not allocated to the non controlling interest as there is no obligation of the non-contolling interest to share in such losses. All significant inter-company transactions between the parent and subsidiary have been eliminated in consolidation.

Cash and Cash Equivalents   For purposes of the financial statements, the
Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. At December 31, 2003, the Company had no uninsured cash balances.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At December 31, 2003, the Company has not established an allowance for doubtful accounts which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2003 and 2002, the Company wrote off $16,545 and $0 in accounts receivable, respectively.

Inventory   Inventory consists of software and related products and is carried at the lower of cost or market.

Depreciation   Depreciation of property and equipment is provided on the
straight-line method over the estimated useful lives of the assets of five years to thirty nine years.

Intangible assets   Intangible assets consist of the rights, interest, title
patents, trademarks and trade secrets of the speech recognition software ActiveXvoice Tools, purchased in the acquisition of Speech Systems, Inc., purchased rights to a Merchant Operating Understanding for the distribution of the Company's products and domain name registration and are being amortized
over two to five years on a straight-line basis.   Amortization expense of
$115,906 and $115,070 was recorded for the periods ended December 31, 2003 and 2002 and has been included in cost of goods sold.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software Development Costs - Statement of Financial Accounting Standards
( SFAS ) No. 86 Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at December 31, 2003.

Revenue Recognition   Revenue is recognized when earned. The Company's revenue
recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ( SOP ) 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, Software Revenue Recognition and the Securities and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). The Company sells packaged and custom software products and related voice recognition product development consulting. Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has been received and
the software  has been shipped.   Revenue is recognized, net of discount and
allowances, at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at December 31, 2003 and 2002 amounted to $0 and $0, respectively. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor- specific objective evidence ( VSOE ) when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided. Such items are included in net revenues and amounted to $38,730 and $186,833 at December 31, 2003 and 2002, respectively.

Loss Per Share   The Company computes loss per share in accordance with
Statement of Financial Accounting Standards (SFAS) No. 128 Earnings Per Share, which requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive (see Note 11).

Income Taxes   The Company accounts for income taxes in accordance with
Statement of Financial Accounting Standards No. 109,  Accounting for Income
Taxes.   This statement requires an asset and liability approach for accounting for income taxes.

Advertising Costs   Advertising and marketing costs are expensed as incurred
and amounted to $887 and $114 for the period ending December 31, 2003 and 2002.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Estimates   The preparation of financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Reclassification   The financials statements for the periods ended prior to
December 31, 2003 have been reclassified to conform to the headings and classifications used in the December 31, 2003 financial statements.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities , SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity , were recently issued. SFAS No, 149, and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Stock Options - The Company has a stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 5. The Company accounts for the stock options plans in accordance with the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees , and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

During the periods presented in the accompanying financial statements the Company has granted options under the Stock Option Plan and other agreements (See Note 5). The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-
Based Compensation.   Accordingly, no compensation cost under SFAS No. 123 has
been recognized for the stock option plan or other agreements in the accompanying statement of operations. Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2003 and 2002 consistent with the provisions of SFAS No. 123, there would have been no effect on the Company's net loss, net of taxes and loss per share would have increased to the pro forma amounts indicated below:

                                        2003        2002
Net (Loss)                              As reported  $(2,044,042) $(1,358,693)

Add: Stock-based employee compensation
expense included in reported net income                       -            -

Deduct: Total stock-based employee
compensation expense determined under
fair value based method                                       -            -

Net (Loss)                               Proforma    $(2,044,042) $(1,358,693)

Basic earnings (loss) per share        As reported   $      (.10) $      (.08)
                                       Proforma      $      (.10) $      (.08)


           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2    RESTRICTED CASH

  At December 31, 2003, the company had recorded $34,770 in restricted cash. The cash is restricted for the payment of salaries and wages of certain employees.

NOTE 3   INVENTORY

  The following is a summary of inventory at December 31, 2003:
                                                                     2003

       Finished Goods                                           $      23,261

                                                                $      26,261

  The Company does not estimate that an allowance for slow moving or obsolete inventory was necessary at December 31, 2003.

NOTE 4   PROPERTY & EQUIPMENT

  The following is a summary of property and equipment at December 31, 2003:

                                                                     2003
                                                                ____________
       Furniture, fixtures and equipment                        $  228,635
       Leasehold improvements                                       36,482
       Software                                                     39,472

                                                                   304,589

       (Less) Accumulated Deprecation                             (215,824)

       Property & Equipment, net                                $   88,765

 Depreciation expense for the year ended December 31, 2003 and 2002 was $33,136 and $39,052, respectively.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   INTANGIBLES

The Company has classified its intangible assets as a definite-life intangible asset and is amortizing them on a straight-line basis over two to five years. During the three months ended March 31, 2002, the Company completed its initial test of intangible assets for impairment in accordance with SFAS No.
142. The Company used the estimated future cash flows to test the remaining intangible assets for impairment and determined that the Company's intangible assets were not impaired. Amortization expense of $116,027 and $115,070 was recorded for the year ended December 31, 2003 and 2002 and has been included in cost of goods sold. The following is a summary of intangibles at December 31,:
                                                        Life        2003
                                                        _____   ____________
       Active X Voice Tools Software                  5 years     $  500,000
       Trademarks, patents, website registrations    2 to 5 years     16,869
       Memorandum of Understanding                    5 years         66,227

                                                                     583,096
       Accumulated amortization                                     (302,773)

      Intangibles, net                                            $  280,323

  The remaining estimated aggregate amortization expense for next five years is as follows at December 31, 2003:

        2004                                       $       116,118
        2005                                               115,391
        2006                                                47,302
        2007                                                 1,220
        2008                                                   292
        Thereafter                                              -
                                                   $       280,323
NOTE 6  NOTES PAYABLE

  Bridge loan - On May 8, 2001 the Company issued 495,000 shares of Common stock upon the conversion of the $495,000 remaining principal balance on a financing agreement with Salvage Holdings, Inc. Principal and interest were due on August 10, 2001. Interest was calculated at 12.5% per annum. As additional consideration, the Company issued warrants to purchase 65,000 shares of the Company's common stock at $1.25 per share expiring August 10, 2005. As of December 31, 2002, the Company has accrued $63,652 in interest on this note payable.

Convertible Note Payable - On September 14, 2001, the Company sold a Series 2001-A 8% convertible note of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note is convertible in to the Company's common stock at the lessor of $.50 per share or 75% of the closing bid price. During the year ended December 31, 2001, $15,000 of the note with related accrued interest of $208 was converted into 30,416 shares of common stock. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $250,000 discount on the note. The discount is recorded as interest expense on September 14, 2001 as the note is immediately convertible. As of December 31, 2003, the balance of the note is $235,000 with related accrued interest payable of $43,163.

            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 6  NOTES PAYABLE (Continued)

Related Party Note Payable   During the year ended December 31, 2001, a
shareholder loaned the Company $46,076. The demand note is unsecured and accrues interest at 5% per annum. As of December 31, 2003, a balance of $25,076 remained outstanding on the note with related accrued interest of $3,115.

During 2002, the Company borrowed from five shareholders of the Company a total of $402,183. During March 2003, the Company borrowed an additional $22,000. These notes were payable on demand and accrue interest at a rate of prime plus 1% or approximately 5.75%. During the quarter ended March 31, 2003 the Company issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,323 in related accrued interest. The remaining $50,000 note payable with accrued interest of $2,386 was repaid in April 2003.

During April, 2003, the Company borrowed from a shareholder of the Company a total of $10,017. The note is payable on demand and accrues interest at a rate of prime plus 1% or approximately 5.75% and amounted to $410 at December 31, 2003

NOTE 7   CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value. As of December 31, 2003, no shares were issued and outstanding.

Common Stock - The Company has authorized 100,000,000 shares of common stock, $.001 par value. As of December 31, 2003, 21,176,256 shares were issued and outstanding.

On March 31, 2003, the Company issued 6,098 shares of restricted common stock valued at $.78 per share to purchase certain assets valued at $6,098.

During 2003, the Company issued 901,787 shares of common stock in payment of $374,183 related party notes payable with related accrued interest of $13,323. The Company further issued 17,000 shares valued at $20,400 in consideration for an individual loaning the Company $50,000. The $20,400 was expensed immediately as the note was payable on demand.

During 2003, the Company issued 319,991 shares of common stock upon the exercise of options under the Company's employee stock option plan for services valued at $203,601 or $.47 to $1.20 per share.

During 2003, the Company issued 428,000 shares of common stock upon the exercise of options for consulting services valued at $473,450 or $.65 to $1.20 per share.

During 2003, the Company issued 48,580 shares of common stock (36,040 upon the exercise of options) for legal services valued at $32,715 or $.56 to $.84 per share.

During 2003 the Company recorded $210,000 in compensations related to the revaluation of 600,000 warrants from $2.00 per share to $.50 per share. During May and June, 2003, the Company received $300,000 and issued 600,000 shares of common stock upon exercise of warrants at $.50 per share.

During 2003, the Company issued 1,040,000 shares of common stock for consulting services valued at $602,650 or $.49 to $.70 per share.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK

During 2003, a shareholder of the Company contributed $6,000 for certain advertising services. The contribution was recorded as additional paid in capital.

During 2002, the Company issued 130,217 restricted shares of common stock (40,000 upon the exercise of options) for legal services valued at $88,149, at prices ranging from $.44 to $1.20 per share.

During December 2002, the Company issued 1,500,000 restricted shares of common stock for consulting services valued at $600,000, at a price of $.40 per share.

During December 2002, the Company issued 71,500 shares of common stock upon the exercise of stock options for consulting services valued at $35,750, at a price of $.50 per share.

2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients).
The total number of shares of common stock available under the Plan may not exceed 1,000,000. At December 31, 2003 and 2002, total options available to be granted under the Plan amounted to 104,469 and 888,500, respectively. Subsequent to the year ended December 31, 2003, the Company granted 90,210 options which where immediately exercised for services valued at $152,020.

The fair value of each option granted is estimated on the date granted using the Black- Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 2003 and 2002 risk-free interest rates of 1.02% and 1.2% expected dividend yields of zero, expected life of .1 years, and expected volatility 0%.

A summary of the status of the options granted under the Company's 2002 stock option plans and other agreements at December 31, 2003 and 2002 and changes during the year then ended is presented below:

                             December 31, 2003         December 31, 2002
                              Weighted Average         Weighted Average
                         Shares Exercise Price       Shares Exercise Price
Outstanding at beginning
 of period                     -      $      -           -            $   -

  Granted                 784,031           .90     111,500              .50
  Exercised              (784,031)          .90    (111,500)             .50
  Forfeited                    -             -           -                -
  Expired                      -             -           -                -

Outstanding at end
 of Period                     -      $      -           -            $  .50

Weighted average fair
 value of options
 granted during the
 year                     784,031          $.02     111,500             $.02


            WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK (Continued)

Warrants The Company granted warrants to purchase 408,076 shares of common stock at $1.50 per share, expiring August 6, 2002 through January 1, 2004, for services rendered in connection with the Company's private placement offering. The fair value of these warrants was offset against additional paid in capital. The expiration date of these warrants was subsequently extended and warrants were exercised [See Note 14].

The Company granted warrants to purchase 540,000 shares of common stock at $1.00 per share to certain shareholders, whom contributed back 3,725,000 common shares in connection with the reorganization agreement. These warrants expired August 6, 2003.

The Company granted warrants to purchase 60,000 share of common stock for legal services valued at $6,441, at $1.00 per share. These warrants expired August 2003.

The Company granted warrants to purchase 600,000 shares of common shares of the Company at $2.00 per share, in connection with public relations and consulting contracts and recorded $99,243 in consulting expense. On March 28, 2003, the Company recorded compensation expense of $210,000 for re-pricing the 600,000 warrants from $2.00 per share to $.50 per share. These warrants were exercised during May and June of 2003.

During 2001, the Company granted warrants to purchase 115,000 shares of common stock at prices ranging from $.25 to $1.00 per share, expiring through October 18, 2004 in connection with consulting contract and recorded $56,660 in consulting expense.

During February, 2004, 75,000 and 20,000 of these warrants were exercised at $1.00 and $.25 per share, respectively.

In August 2000, the Company granted warrants to purchase 65,000 shares of common stock at $1.25 per share. On February 13, 2004, these warrants were exercised.

On December 15, 2003, the Company recognized $16,000 in compensation related to the issuance of 20,000 warrants to purchase common shares at $.25 per share, expiring December 15, 2006. These warrants fair value was estimated on the date granted using the Black-Scholes option pricing model with the following assumptions being used risk-free interest rates of .92% expected dividend yields of zero, expected life of 3 years, and expected volatility 113.3%.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK (Continued)

A summary of the status of the warrants granted at December 31, 2003 and 2002 and changes during the year then ended is presented below:

                              December 31, 2003         December 31, 2002
                              Weighted Average         Weighted Average
                         Shares Exercise Price       Shares Exercise Price
Outstanding at beginning
 of year                   1,788,076  $    1.44       1,788,076       $  1.44

  Granted                     20,000  $     .25              -             -

  Exercised                 (600,000) $     .50              -             -

  Forfeited                       -          -               -             -

  Expired                   (600,000) $    1.00              -             -
                                                     ________  ______________
Outstanding at end
 of year                     608,076  $    1.28       1,788,076       $  1.44


NOTE 9   INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes . SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2003 operating loss carryforwards of approximately $7,850,000 which may be applied against future taxable income and which expires in various years through 2023.

The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $2,983,000 as of December 31, 2003, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2003 is approximately $983,000.

NOTE 10   OPERATING LEASES

The Company leases office space, in Pennsylvania, under an operating lease agreement, which calls monthly payments of $2,450 and expires on June 30, 2004. The Company's future minimum rental under this operating lease amounts to $14,700 at December 31, 2003. Rent expense for the year ended December 31, 2003 and 2002 was $26,700 and $24,000, respectively.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10   OPERATING LEASES(Continued)

During June 2003, the Company leased additional office space, in Florida, under an operating lease agreement, which calls monthly payments of $2,100 and expires on July 7, 2005. The Company's future minimum rental under this operating lease amounts to $37,800 at December 31, 2003. Rent expense for the year ended December 31, 2003 and 2002 was $12,600 and $0, respectively.

NOTE 11   LOSS PER SHARE

The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented for the years ended December 31,:

                                                   2003         2002
Earnings (loss) from continuing operations
 available to common shareholders (numerator)    $(2,044,042)   $(1,358,693)
                                                      ___________
Weighted average number of common
 shares outstanding during the period
 used in loss per share  (denominator)            2,0631,309     17,190,134

At December 31, 2003, the Company had 608,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 shares of common stock; which were not included in the loss per share computation because their effect would be anti-dilutive.

Subsequent to the year ended December 31, 2003, the Company had issued 528,076 common shares upon the exercise of warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share; the company issued 824,174 of 1,648,352 common shares and warrants to purchase 412,087 of 824,174 common shares at $1.55 per share expiring three years from the date issued for $600,000 of $1,200,000 subscription agreement [See Note 14] and the Company issued 90,210 shares upon exercise of 90,210 options issued for services valued at $152,020 during 2004. These equity transactions were not included in the loss per share computation as they occurred subsequent to December 31, 2003.

At December 31, 2002, the Company had 1,788,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 shares of common stock, which were not included in the loss per share computation because their effect would be anti-dilutive.

NOTE 12   CONCENTRATION ON REVENUES

During the year ended December 31, 2003, the Company did not have any customers who accounted for more than 10% of their sales.

During the year ended December 31, 2002, two customers accounted for 29% and 19% of the Company sales, respectively.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13   GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses from inception, has current liabilities in excess of current assets, has not generated any cash flows from operating activities and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 14   SUBSEQUENT EVENTS

Subsequent to the year ended December 31, 2003, the Company had issued 588,076 common shares upon the exercise of warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share.

On January 23, 2004, the Company entered into a subscription agreement and issued 824,174 of 1,648,352 common shares and 412,086 of 824,174 warrants to purchase common shares at $1.55 per share, expiring three years from the date issued for $600,000 of the $1,200,000. The first $600,000 of the Share subscription was payable immediately upon closing, and the Company received this sum on January 23, 2004. The second $600,000 will become payable five days after the effective date of the Company's registration statement on Form SB-2 (or other suitable registration statement) by which the Company is to register the Shares and all of the shares of common stock underlying the Warrants (the Warrant Shares ). Similarly, the Company was to issue the Warrants to purchase the first 412,087 Warrant Shares immediately, with the remaining Warrants to be issued five days after the registration statement is declared effective. The Company is required to register the underlying shares under a registrations statement being filed on or before March 8, 2004 and effective on or before May 2, 2004. If the Company delinquent in meeting these deadlines for the registrations statement they have agreed to pay a 1% penalty for each 30 day period or part thereof.

The Company issued 90,210 shares upon exercise of 90,210 options issued for $152,020 in services during 2004.

On February 6, 2004, the Company signed a Letter Of Intent to acquire the assets of MedivoxRx Technologies, Inc. which includes a patent pending, disposable, verbal instructions prescription bottle. Wherein the Company will issue 250,000 common shares upon execution, and up to 2,200,000 shares upon the realizing certain gross sales and gross profit targets.

On January 8, 2004, a shareholder loaned an additional $50,000 to the Company. The note was repaid with interest of $5,000 on January 24, 2004.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 2004

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES



                             CONTENTS

                                                          PAGE


        Unaudited Condensed Consolidated Balance Sheet,
              June 30, 2004                                          F-2


        Unaudited Condensed Consolidated Statements of
              Operations, for the three and six months ended June 30,
              2004 and 2003                                          F-3


        Unaudited Condensed Consolidated Statements of Cash
              Flows, for the six months ended June 30, 2004
              and 2003                                         F-4 - F-5


        Notes to Unaudited Condensed Consolidated Financial
              Statements                                      F-6 - F-16

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
          UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                              ASSETS

                                                           June 30, 2004
                                                            ___________
CURRENT ASSETS:
  Cash                                                     $  1,158,152
  Restricted cash                                                93,441
  Accounts receivable, net                                       23,974
  Inventory                                                      70,228
  Prepaid expenses                                               28,530
                                                             __________
        Total Current Assets                                  1,374,325
                                                             __________
PROPERTY & EQUIPMENT, net                                       110,956
                                                             __________
OTHER ASSETS:
  Definite-life intangible assets, net                          228,178
  Goodwill                                                      435,594
  Deposits                                                        6,452
                                                            ___________
        Total Other Assets                                      670,224
                                                            ___________
                                                           $  2,155,505
                                                            ___________
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $    145,835
  Accrued expenses                                                8,026
  Notes payable   related party                                  25,076
                                                             __________
        Total Current Liabilities                               178,937
                                                            ___________
LONG  TERM OBLIGATIONS:
  8% convertible note payable   related party                   175,000
                                                            ___________
        Total Liabilities                                       353,937
                                                            ___________
NON-CONTROLLING INTEREST IN SUBSIDIARIES                              -
                                                            ___________
STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   10,000,000 shares authorized, no shares issued and
   outstanding                                                        -
  Common stock, $.001 par value,
   100,000,000 shares authorized, 25,290,187 shares issued
   and outstanding, respectively                                 25,290
  Capital in excess of par value                             12,119,393
  Accumulated deficit                                       (10,343,115)
                                                            ___________
        Total Stockholders' Equity                            1,801,568
                                                            ___________
                                                           $  2,155,505
                                                            ___________
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                         For the Three       For the Six
                                        Months Ended           Months Ended
                                          June 30,              June 30,
                                   ____________________  ____________________
                                       2004       2003     2004        2003
                                   _________  _________  _________  _________
NET SALES                          $ 111,021  $ 124,606  $ 208,085  $ 228,752

COST OF GOOD SOLD                    114,738    124,562    193,350    190,327
                                   _________  _________  _________  _________
  Gross Profit (Loss)                 (3,717)        44     14,735     38,425
                                   _________  _________  _________  _________
EXPENSES:
  General and administrative         941,990    227,864  1,172,323    384,737
  Selling expenses                    67,353      9,125    136,834     17,386
  Investor relations consulting            -    330,000    825,000    330,000
  Compensation for re-pricing warrants     -          -    160,420    210,000
  Research and development            33,000          -     33,000          -
                                   _________  _________  _________  _________
        Total Expenses             1,042,343    566,989  2,327,577    942,123
                                   _________  _________  _________  _________
LOSS FROM OPERATIONS              (1,046,060)  (566,945)(2,312,842)  (903,698)
                                   _________  _________  _________  _________
OTHER EXPENSE
  Interest Expense                     4,217      5,320     14,375     16,631
  Loss on abandoned leaseholds        30,869          -     30,869          -
                                   _________  _________  _________  _________
        Total Other Expense           35,086      5,320     45,244     16,631
                                   _________  _________  _________  _________
LOSS BEFORE INCOME TAXES          (1,081,146)  (572,265)(2,358,086)  (920,329)

CURRENT TAX EXPENSE                        -          -          -          -

DEFERRED TAX EXPENSE                       -          -          -          -
                                   _________  _________  _________  _________
NET LOSS                         $(1,081,146) $(572,265)$(2,358,086)$(920,329)
                                   _________  _________  _________  _________

BASIC AND DILUTED LOSS
  PER COMMON SHARE               $      (.04) $    (.03)$     (.10) $    (.05)
                                   _________  _________  _________  _________



The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                          For the Six
                                                          Months Ended
                                                            June 30,
                                                     ______________________
                                                         2004        2003
                                                     __________ ___________
Cash Flows from Operating Activities:
  Net loss                                          $(2,358,086)$  (920,329)
  Adjustments to reconcile net loss to net cash
  used by operating activities:
    Depreciation and amortization expense                74,496      73,113
    Non-cash expense                                  1,649,509     642,625
    Loss on abandoned leasehold improvements             30,869           -
    Changes in assets and liabilities:
      Restricted cash                                   (58,671)          -
      Accounts receivable                                 5,390       5,138
      Inventory                                           5,001       4,779
      Prepaid expense                                    (8,362)     (7,806)
      Other assets                                            -      (2,226)
      Accounts payable and accrued expense              (23,040)     (7,195)
                                                     __________  __________
        Net Cash (Used) by Operating Activities        (682,924)   (211,901)
                                                     __________  __________
Cash Flows from Investing Activities:
  Purchase of property & equipment                      (21,144)     (6,703)
                                                     __________  __________
        Net Cash (Used) by Investing Activities         (21,144)     (6,703)
                                                     __________  __________
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock              1,935,959     360,333
  Payment of stock offering cost                       (127,283)
  Proceeds from long-term obligation                          -      32,057
  Payments on note payable - related party                    -     (50,000)
                                                      _________  __________
        Net Cash Provided by Financing Activities     1,808,676     342,390
                                                      _________  __________
Net Increase in Cash                                  1,104,608     123,786

Cash at Beginning of Period                              53,544      50,956
                                                     __________  __________
Cash at End of Period                                $1,158,152  $  174,742
                                                     __________  __________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                         $        -  $    2,387
    Income taxes                                     $        -  $        -


                           (Continued)

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Continued)

Supplemental Schedule of Noncash Investing and Financing Activities:

  For the six months ended June 30, 2004:

     The Company recorded $160,420 in compensation for the re-pricing of 408,076 warrants from $1.50 to $1.00 per share and extending the expiration date from January 1, 2004 to February 29, 2004.

     The Company issued 250,000 shares of common stock for consulting services valued at $825,000.

     On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MediVoxRx Technologies through the Company issuing 150,035 common shares to acquire all of the issued and outstanding shares of MediVoxRx Technolgies, Inc. As a result of the purchase, the Company recorded goodwill of $435,594 as the purchase price exceed of $537,125 exceed the $101,531 net book value of the assets.

     The Company issued 19,286 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable.

     The Company issued 139,286 common shares upon conversion of $60,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.

     The Company issued 18,117 common shares in payment of $63,408 in accrued interest.

     The Company issued 184,167 common shares for consulting services valued at $585,651.

     The Company issued 27,999 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,438 in consulting services.

  For the six months ended June 30, 2003:

     During March 2003, the Company recorded $210,000 in compensation for the re-pricing of warrants from $2.00 to $.50 per share.

     The Company issued 6,098 shares of common stock to purchase certain intangible assets valued at $6,092.

     The Company issued 901,778 shares of common stock in payment of $374,183 in related party notes payable and $13,902 in related accrued interest.

     The Company issued 540,000 shares of common stock for consulting services valued at $357,650,

     The Company issued 73,000 shares of common stock upon the exercise of options for consulting services valued at $47,450.

     The Company issued 32,652 shares of common stock upon the exercise of options for legal services valued at $21,525.

     A shareholder of the Company paid for $6,000 in advertising services on behalf of the Company.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization   Wizzard Software Corporation [ Parent ] a Colorado
  corporation, was organized on July 1, 1998. Wizzard Software Corp.
  [ Subsidiary ], was incorporated on February 29, 1996, under the laws of the State of Delaware. On February 7, 2001, the Parent completed the Plan of Reorganization and Stock Exchange agreement, wherein, Parent acquired
  95% of the common stock of Subsidiary.   The merger was accounted for as a
  recapitalization of Subsidiary, wherein Subsidiary became a 95% owned subsidiary of the Parent. On May 22, 2001, the Parent purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transaction accounted for as a purchase. On April 9, 2004, the Parent organized Wizzard Merger Corp. a New York corporation to acquire and dissolve into the operations of MediVoxRx Technologies, Inc. a New York Corporation in a transaction accounted for as a purchase. Wizzard Software Corporation and Subsidiaries [ Company ] engages primarily in the development, sale, and service of custom and packaged computer software products, the Company further develops and markets a talking prescription pill bottle. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Consolidation   The financial statements presented reflect the accounts of
  Wizzard Software Corporation, Wizzard Software Corp., Speech Systems, Inc., and MediVoxRx Technologies, Inc. as of June 30, 2004. At June 30, 2004 the Company held a 95% ownership interest in Wizzard Software Corp. The Company recorded no liability for the 5% non-controlling interest as Wizzard Software Corp. had a stockholders deficit at the time of merger. Further the net loss for Wizzard Software Corp. for the periods ended June 30, 2004 and 2003 applicable to the 5% non-controlling interest were not allocated to the non controlling interest as there is no obligation of the non-controlling interest to share in such losses. All significant inter-company transactions have been eliminated in consolidation.

  Unaudited Condensed Financial Statements   The accompanying financial
  statements have been prepared by the Company in accordance with the instructions for form 10-QSB of the Securities and exchange commision without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying interim consolidated financial information reflects all significant adjustments (consisting of normal recurring adjustments) , which, in the opinion of management, are necessary for a fair presentation of the financial position at June 20, 2004 and the results of operations and cash flows for the three and six month periods ended June 30, 2004 and 2003. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2003 audited financial statements. The results of operations for the periods ended June 30, 2004 and 2003 are not necessarily indicative of the operating results for the full year.

  Cash and Cash Equivalents   For purposes of the financial statements, the
  Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. At June 30, 2004, the Company had cash balances of $1,058,152 in excess of federally insured limits.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At June 30, 2004, the Company has established an allowance for doubtful accounts at $0 which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. Amounts written off for the periods presented are insignificant for disclosure.

  Inventory   Inventory consists of $24,264 in raw materials, $4,447 in
  finished goods and $41,576 in deposit towards the purchase of inventory at June 30, 2004 and is carried at the lower of cost or market as determined on the first-in first-out method.

  Depreciation   Depreciation of property and equipment is provided on the
  straight-line method over the estimated useful lives of the assets of five years to thirty-nine years.

  Goodwill and Definite-life intangible assets   Goodwill represents the
  excess of costs over the fair value of the identifiable net assets of businesses acquired. Definite-life intangible assets consist of website development cost, rights, interest, title patents, trademarks, domain name registration, purchased rights to a Merchant Operating Understanding (for the distribution of the Company's products) and trade secrets of the speech recognition software ActiveX Voice Tools, purchased in the acquisition of Speech Systems, Inc., and a patents pending and trademarks acquired in the
  purchase of MediVoxRx Technologies, Inc.   The Company accounts for
  Goodwill and definite-life intangible assets in accordance with provisions of SFAS No. 142, Goodwill and Other Intangible Assets . Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142. Impairment losses arising from this impairment test, if any, are included in operating expenses in the period of impairment. SFAS No. 142 requires that definite intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Definite-life intangible assets are amortized over two to five years on a straight-line basis.

  Software Development Costs - Statement of Financial Accounting Standards
  ( SFAS ) No. 86 Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at June 30, 2004.

  Loss Per Share   The Company computes loss per share in accordance with
  Statement of Financial Accounting Standards No. 128 Earnings Per Share, which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive (See Note 8).

  Income Taxes   The Company accounts for income taxes in accordance with
  Statement of Financial Accounting Standards No. 109,  Accounting for Income
  Taxes.   This statement requires an asset and liability approach for accounting for income taxes (See Note 7).

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Revenue Recognition   The Company's revenue recognition policies are in
  compliance with the American Institute of Certified Public Accountants Statement of Position ( SOP ) 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, Software Revenue Recognition and the Securities and Exchange Commission Staff Accounting Bulletin No. 101,
   Revenue Recognition in Financial Statements (SAB 101). The Company sells packaged and custom software products and related voice recognition product development consulting. Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products is recorded when the payment has been received and the software
  has been shipped.   Revenue is recognized, net of discount and allowances,
  at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at June 30, 2004, were not significant. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ( VSOE ) when significant and deferred over the period in which services are available. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs is recognized when the services are provided. Such items are included in net revenues and amounted to $32,000 and $68,669 at June 30, 2004 and 2003, respectively.

  Accounting Estimates   The preparation of financial statements in
  conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates included the allowance for doubtful accounts, useful lives of property plant and equipment and definite life intangible assets and the need for goodwill impairment. Actual results could differ from those estimated by management.

  Fair value of financial instruments - The fair value of the Company's accounts receivable, inventory, payable and accrued liabilities, and note payable approximate their carrying values based on their effective interest rates compared to current market prices.

  Recently Accounting Pronouncements - Statement of Financial Accounting Standards ( SFAS ) No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities , and SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity . were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

  Reclassification   The financials statements for the periods ended prior to
  June 30, 2004 have been reclassified to conform to the headings and classifications used in the June 30, 2004 financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2   ACQUISITION

  On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. (engaged in the development and marketing of a talking prescription pill bottle) through a triangular purchase wherein the Company's newly formed wholly owned subsidiary Wizzard Merger Corp. to acquire the operations of MediVoxRx Technologies through the Parent issuing 150,035 common shares and certain contingent consideration (See Below) to acquire 100% of the issued and outstanding shares of MediVoxRx Technologies, Inc. The consolidated financial statements include the operations of Wizzard Merger Corp. from April 23, 2004 through June 30, 2004.

  The Company acquired the MediVoxRx operations with the intention of integrating the Company's text to speech software tools enabling the talking prescription pill bottles to have the prescription message load via electronic means.

  The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at April 23, 2004 (purchase date):

       Inventory and deposit to purchase inventory                 $ 51,937
       Production molds                                              47,710
       Definite-life intangible assets                                6,558
       Accounts payable                                              (4,674)
                                                               ____________
       Net estimated fair value of assets acquired                  101,531
       Goodwill (None of which is deductible for tax purposes)      435,594
                                                               ____________
                                Original purchase price        $    537,125
                                                               ____________

  Contingent Consideration - The Parent will issue 100,000 restricted common shares to the former stockholders upon the successful development, testing and installation of the planned automated system whereby the audio to be loaded on the talking pill bottle is generated and automatically loaded using TTS plus technology, Wizzard Merger Corp. must have repeat sales from at lease eight Veterans Administration (VA) sites and total VA sales in excess of 5,000 units with a specific gross margin within a six month period of the closing date of the acquisition.

  The Parent will issue 100,000 restricted common shares to the former stockholders if Wizzard Merger Corp. achieves repeat sales of at least 250 units per month from at lease fifteen VA sites for three consecutive months with a specified gross margin.

  The Parent will issue 50,000 restricted common shares to the former stockholders if Wizzard Merger Corp. receives Federal Supply Schedule approval.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2   ACQUISITION (Continued)

  The Parent will issue 50,000 restricted common shares to the former stockholders if the Wizzard Merger Corp. pill bottle simultaneously loads the prescription while the label is being printed and is upon proval and acceptance by any Veterans Administration Hospital.

  The Parent will issue 625,000 restricted common shares to the former stockholders if the Wizzard Merger Corp. meets certain revenue and profit projections for the first year of operations forward from the April 23, 2004, acquisition date.

  The Parent will issue 625,000 restricted common shares to the SUBSIDIARY stockholders if the Wizzard Merger Corp. meets revenue and profit projections for the second year of operations forward from the April
  23, 2004 acquisition date.

NOTE 3   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS

  Definite-life intangible assets   Definite-life intangible assets consists
  of the following at June 30, 2004:

                                                Life           June 30, 2004
                                                _____         ____________
       Active X Voice Tools Software          5 years         $    500,000
       Trademarks, patents, website      2 to 5 years               23,503
       Memorandum of Understanding            5 years               66,227
                                                              ____________
                                                                   589,730
       Accumulated amortization                                   (361,552)
                                                              ____________
                          Definite-life intangibles, net      $    228,178
                                                              ____________

   Amortization expense of $58,702 and $57,793 was recorded for the periods ended June 30, 2004 and 2003 and has been included in cost of goods sold.

   The remaining estimated aggregate amortization expense at June 30, 2004 for next five years is as follows:

        2004                                                   $    59,164
        2005                                                       117,681
        2006                                                        48,592
        2007                                                         2,449
        2008                                                           292
        Thereafter                                                       -
                                                                __________
                                                                $  228,178
                                                                __________

  Goodwill - On April 23, 2004, the Company recorded goodwill of $435,594 in connection with the acquisition of MediVoxRx Technologies, Inc. as the purchase price exceed of $537,125 exceed the $101,531 net book value of the assets.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4   PROPERTY & EQUIPMENT
  The following is a summary of property and equipment:
                                                             June 30, 2004
                                                              ____________

       Furniture, fixtures and equipment                      $    246,172
       Production molds                                             47,710
       Software                                                     43,079
                                                              ____________
                                                                   336,961
       Accumulated Deprecation                                    (226,005)
                                                              ____________
       Property & Equipment, net                              $    110,956
                                                              ____________

  Depreciation expense for the six months ended June 30, 2004 and 2003 totaled $15,794 and $14,197, respectively.

  The Company terminated its lease agreement and recorded a loss of $30,869 in abandoned leasehold improvements.

NOTE 5   NOTES PAYABLE   RELATED PARTY

  Convertible Note Payable - On September 14, 2001, the Company issued a Series 2001-A 8% convertible note payable of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note is convertible into the Company's common stock at the lesser of $.50 per share or 75% of the closing bid price. During the year ended December 31, 2001, $15,000 of the note with related accrued interest of $208 was converted into 30,416 shares of common stock. During the six month ended June 30, 2004 $60,000 of the note with related accrued interest of $47,837 was converted into 137,689 common shares. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $250,000 discount on the note. The discount was recorded as interest expense on September 14, 2001 as the note was immediately convertible. The note called for the Company to register the underlying shares into which the note can be converted by March 15, 2002, which did not occur. On May 3, 2004 the Company issued 19,286 restricted common shares for the payment of the $67,500 penalty for the delay in the registration equal to $7,500 for the first month then $10,000 for every month thereafter through October 2002. As of June 30, 2004, the balance of the note is $175,000 with related accrued interest payable of $3,862.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   NOTES PAYABLE (Continued)

  Notes Payable Related Party   A shareholder loaned the Company
  $46,076. The demand note is unsecured and accrues interest at 5% per annum. As of June 30, 2004, a balance of $25,076 remained outstanding on the note with related accrued interest of $3,893.

  The Company had a demand note payable to a shareholder which was paid in full in May 2004. The note accrued interest at a rate of prime plus 1% or approximately 5.75%. The Company issued 27,999 of its restricted common shares in payment of the note balance of $10,016 and accrued interest of $614 and $78,408 in consulting fees.

NOTE 6   CAPITAL STOCK

  Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value. As of June 30, 2004, no shares were issued and outstanding.

  Common Stock - The Company has authorized 100,000,000 shares of common stock, $.001 par value. As of June 30, 2004, the Company had 25,290,187 common shares issued and outstanding.

  During January to March, 2004, the Company issued 588,076 common shares upon the exercise of warrants outstanding to purchase common stock of the Company at $.25 to $1.25 per share. The Company further issued 90,210 common shares upon exercise of 90,210 options issued for $162,846 in employee compensation during 2004.

  During the six month ended June 30, 2004, the Company entered into a agreement and issued 1,648,352 common shares and 824,174 warrants to purchase common shares at $1.55 per share, expiring January 23, 2007. The Company has registered the common shares issued and all of the shares of common stock underlying the Warrants (the Warrant Shares ). If the Company delinquent in meeting these deadlines for the registrations statement they have agreed to pay a 1% penalty for each 30 day period or part thereof.

  On March 25, 2004, the Company issued 250,000 common shares for $825,000 in investor relation consulting services.

  On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MediVoxRx Technologies through the Company issuing 150,035 common shares to acquire all of the issued and outstanding shares of MediVoxRx Technologies, Inc. Additionally, the Company has agreed to issue as many as additional 1,550,000 common shares to the former shareholders of MediVoxRx Technologies, Inc. if certain development, acceptance and profitability milestones are met (See Note 2).

  On May 3, 2004, the Company issued 19,286 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable (See Note 5).

  During the six months ended June 30, 2004, the Company issued 139,286 common shares upon conversion of $60,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837 (See Note 5).

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   CAPITAL STOCK (Continued)

  On May 3, 2004, the Company issued 18,117 common shares in payment of $63,408 in accrued interest.

  On May 3, 2004, the Company issued 184,167 common shares for consulting services valued at $585,651.

  On May 3, 2004, the Company issued 27,999 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,408 in consulting services.

  During the six months ended June 30, 2003 the Company issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,902 in related accrued interest. The Company also issued 6,098 shares of common stock to purchase certain intangible assets valued at $6,092.
  The Company received $300,000 and issued 600,000 shares of common stock upon exercise of warrants at $.50 per share. The Company issued 613,000 shares of common stock for consulting services valued at $405,100 or $.65 to $.70 per share. The Company also issued 116,674 common shares upon exercise of options for $21,513 in legal services and $60,286 in salaries.

  In connection with the private placement of 671,500 shares of common stock issued during 2001, the Company recorded a 1% penalty per month, beginning November 2001 through September 2002, for the delay in the effectiveness
  of registering said shares.   At June 30, 2004, the penalty of $73,865 in
  was remained in accounts payable.

  2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the
  employee recipients).   The total number of shares of common stock
  available under the Plan may not exceed 1,000,000.  At June 30, 2004, total
  options available to be granted under the Plan amounted to 14,259.   During
  the six months ended June 30, 2004 the Company issued 90,210 options to purchase common stock at $1.38 to $2.09 per share that were immediately exercised for $162,846 in salaries. During the six months ended June 30, 2003 the Company issued 116,674 options to purchase common stock at $.56 to $.86 per share that were immediately exercised for $21,513 in legal services and $60,286 in employee compensation.

  Warrants   As of March 31, 2004, the Company had 844,174 warrants
  outstanding to purchase shares of common stock at $.25 to $1.55 per share expiring at various times through January 23, 2007.

  On January, 23, 2004, and May 17, 2004, the Company issued a total of 824,174 warrants to purchase common stock at $1.55 per share expiring on January 23, 2007 in connection with a private placement.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   CAPITAL STOCK (Continued)

  On January 1, 2004, the Company recorded a $160,420 expense for the re-pricing of 408,076 warrants to purchase common stock from $1.50 per share to $1.00 per share and extending the expiration date of the warrants from January 1, 2004 to February 29, 2004.

  On March 28, 2003, the Company recorded a $210,000 expense for the re-pricing of 600,000 warrants to purchase common stock from $2.00 per share to $.50 per share.

NOTE 7   INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes . SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 2004 operating loss carryforwards of approximately $10,300,000 which may be applied against future taxable income and which expires in various years through 2023.
  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $3,502,000 as of June 30, 2004, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the six months ended June 30, 2004 is approximately $609,000.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   LOSS PER COMMON SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:
                                      For the Three          For the Six
                                       Months Ended         Months Ended
                                        June 30,             June 30,
                               ______________________  ______________________
                                    2004     2003      2004      2003
                               ___________ __________  ___________ __________
         Loss from continuing
         operations available
         to common shareholders
         (numerator)           $(1,081,146)$ (572,265)$ (2,358,086)$ (920,329)
                               ___________ __________  ___________ __________
         Weighted average
         number of common
         shares outstanding
         during the period
         used in loss per share
         (denominator)          24,604,503 20,677,064   23,881,646 19,806,715
                               ___________ __________  ___________ __________

  At June 30, 2004 and 2003, the Company had 844,174 and 1,188,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share (See Note 7), a convertible note payable wherein the holder could convert the note into a minimum of 350,000 and 470,000 shares of common stock (See Note 4), and the Company has agreed to issue as many as additional 1,550,000 common shares to the former shareholders of MediVoxRx Technologies, Inc. if certain development, acceptance and profitability milestones are met (See Note 2); these common stock equivalents were not included in the loss per share computation because their effect would be anti-dilutive.

  Subsequent to the June 30, 2004, the Company had issued 147,000 restricted common shares valued at $ 357,201 for consulting services.

  The Company issued 75,000 common shares upon the conversion of $37,500 of the 8% convertible note payable.

NOTE 9   GOING CONCERN

  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses from inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10   SUBSEQUENT EVENTS

  Subsequent to the June 30, 2004, the Company had issued 147,000 restricted common shares valued at $ 357,201for in consulting services.

  The Company issued 75,000 common shares upon the conversion of $37,500 of the 8% convertible note payable.

  On August 16, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee
  recipients).   The total number of shares of common stock available to be issued under the Plan may not exceed 200,000.

  On July 15, 2004, the Company entered into a three year office lease agreement. The lease calls for minimum monthly payments of $3,582. The Company recorded a loss on abandoned assets for the leasehold improvement on the Company's current office.
                                F-16

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

Results of Operations
---------------------

     2003 Compared to 2002
     ---------------------
     Wizzard derives it revenue from the sale of desktop speech technology (speech recognition and text-to-speech) programming tools, distributable engines and speech related consulting services and support. During 2003, Wizzard recorded revenues of $470,487, an increase of $124,371, or approximately 36%, from our revenues of $346,116 in 2002. This increase was due in large part to our continued focus on marketing our business solutions and products to software programmers and companies. In 2003, we continued to expand our relationships with strategic third parties, which coincided with an increase in sales of our Voice Tools, expanding consulting contracts as well as offering the opportunity to sell third party products from our Tools & Engines Division, which compliment Wizzard's product offerings.

     During 2003, cost of goods sold was $388,330, an increase of $163,076, or approximately 72%, over the 2002 figure of $225,254. This is attributed to an increase in labor cost associated with consulting and custom programming and increased amortization of the technologies purchased in the Speech Systems, Inc. acquisition in May 2001. Wizzard generated a gross profit of $82,157 in 2003, versus a gross profit of $120,862 in 2002. We feel our current percentage of revenue to cost of goods sold should hold steady over the next several years based on current products and other offerings continuing to be of value to our customers.

     Selling expenses increased to $153,865 in 2003, from $35,169 in the prior year, due to increased marketing efforts. We plan to continue marketing our own and strategic third party products through various forms of customer interaction mentioned above under Business.

     In 2003, Wizzard had general and administrative expenses of $590,085, as compared to $687,265 in 2002. The decrease is primarily attributed to a decrease of approximately $58,000 in cash paid to consultants.

     Wizzard incurred non-cash legal and consulting fees of $1,334,815 in fiscal 2003, as compared to $723,899 in 2002. We issued $32,715 worth of common stock to our attorneys and $1,076,100 for consulting and other services. Due to the increased liquidity of its common stock traded on the OTC Bulletin Board exchange, Wizzard has been able to pay for valuable and sometimes critical services with unrestricted common stock. This has helped us to use our cash for general and administrative operations.

     We incurred $47,434 in interest expense in fiscal 2003, versus $33,222 in the prior year. This $14,212 increase was due to the issuance of 17,000 shares of restricted common stock valued at $20,400 to obtain certain debt financing.

     Net loss increased to $2,044,042 in 2003, as compared to a net loss of $1,358,693 in 2002. The $685,349 increase is due principally to the increase in operating expenses, including an increase of $610,619 in non-cash legal and consulting fees as discussed above. As a result of this increase in net loss, we registered a loss per common share of $0.10 in 2003, versus a loss per common share of $0.08 in 2002.

     Six months ended June 30, 2004, and 2003
     ----------------------------------------

     During the six month period ended June 30 2004, Wizzard recorded revenues of $208,085, a 9% decrease from revenues of $228,752 for the same period in 2003. The decrease in the six months ended June 30, 2004 was due in part to Management's decision to stop offering Envox products because of its low margins and high cost of generating sales. In the second quarter of 2003 Wizzard recorded sales of Envox products of $23,398.

     In the six months ended June 30, 2004, cost of goods sold totaled $193,350, as compared to $190,327 in the six months ended June 30, 2003.

     Wizzard recorded total operating expenses of $2,327,577 during the six months ended June 30, 2004, as compared to operating expenses of $942,123 in the same period of 2003. General and administrative expense increased by approximately 205%, due primarily to non cash consulting expenses from the issuance of the Company's shares to pay for consulting services not including investor relations expenses. Selling expenses also rose substantially, to $136,834 in the six months ended June 30, 2004, from $17,386 in the prior year period. This increase is attributed to the additional sales personnel that we have hired in the 2004 period. In this period we also incurred non-cash expenses of $825,000 due to the issuance of 250,000 shares of common stock to Arthur Douglas & Associates for investor relations/consulting services. Issuance of the Company's common stock to pay such obligations has extended our liquidity for operational purposes. The Company further recorded non-cash consideration of $160,420 for the extension and repricing of certain warrants for which Wizzard received approximately $407,000 in proceeds.

     Wizzard's net loss was $2,358,086, or $0.10 per share, in the six months ended June 30, 2004. This represents a 156% increase from our net loss of $920,329, or $0.05 per share, in the first six months of 2003.

     Management believes that Wizzard's revenues will increase with anticipated additional sales from our recently completed acquisition of MedivoxRx Technologies, Inc., the planned launch of a new set of programming tools, sale of additional text-to-speech runtime licenses for the telephony market, and the planned launch of three additional talking products in 2004. Prior to and in connection with these product releases, management believes that expenses will increase accordingly as we add staff and undertake the necessary marketing efforts.

Liquidity and Capital Resources
-------------------------------

     Unrestricted cash on hand was $1,158,152 at June 30, 2004, an increase of $1,104,608 over the $53,544 on hand at December 31, 2003. For the six months ended June 30, 2004, we received $1,935,959 in proceeds from issuances of common stock, and paid $127,283 in offering costs. Cash used in operations for the six months ended June 30, 2004 was $682,924, an increase of approximately 222% over the $211,901 cash used in operations for the six months ended June 30, 2003. Cash used in investing activities for the six months ended June 30, 2004, consisted of $21,144 for the purchase of needed office equipment updates.

     Wizzard's operations are principally being sustained through financing activities until sufficient sales levels can be achieved to establish profitable operations. We believe that the cash on hand at June 30, 2004, should be sufficient to meet our operating expenses for the next 12 months.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------
     On or about May 7, 2001, our Board of Directors engaged Murphy & Murphy, Certified Public Accountant, of Clinton, Maryland, to audit our financial statements.

     The only reason for the change of accountants was the completion of the Wizzard Delaware reorganization because Murphy & Murphy were the independent certified accountants for Wizzard Delaware prior to the completion of this reorganization.

     The engagement of Murphy & Murphy was not accepted by Murphy & Murphy because that firm has determined that it does not desire to engage in auditing services for publicly held companies; accordingly, Pritchett, Siler & Hardy, P.C., Certified Public Accountants, of Salt Lake City, Utah, who audited the financial statements of the Company for the years ended December 31, 2000 and 1999, were reinstated as the Company's auditors.

     Pritchett, Siler & Hardy, P.C., of Salt Lake City, Utah, audited our financial statements for the fiscal year ended December 31, 2002, and reviewed our financial statements for the quarterly periods ended March 31, 2003; June 30, 2003; and September 30, 2003. These financial statements accompanied our Form 10-KSB Annual Report for the year ended December 31, 2002, and our Form 10-QSB Quarterly Reports for the quarters ended March 31, 2003; June 30, 2003; and September 30, 2003, which have been filed with the Securities and Exchange Commission.

     On January 22, 2004, our Board of Directors resolved to dismiss Pritchett, Siler & Hardy, P.C., as our principal independent accountant and to retain Gregory & Eldredge, LLC, (formerly known as Gregory & Associates,
LLC ) Certified Public Accountants, of Salt Lake City, Utah, as our new principal independent accountant, and to audit our financial statements for the fiscal year ended December 31, 2003. Alan Gregory, CPA, the principal of Gregory & Eldredge, LLC, had been Pritchett, Siler & Hardy, P.C.'s engagement partner with respect to our company, and Mr. Gregory had recently left Pritchett, Siler & Hardy, P.C. to form his own firm. On January 27, 2004, we filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to this change in accountants.

     During the most recent fiscal year, and through the date of the Current Report, there were no disagreements between us and Pritchett, Siler & Hardy, P.C., whether resolved or not resolved, on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     With the exception of a going concern qualification, the reports of Pritchett, Siler & Hardy, P.C. did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our most recent fiscal year, and through the date of the Current Report, Pritchett, Siler & Hardy, P.C. has not advised us that any of the following exists or is applicable:

     (1) That the internal controls necessary for us to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That our company needs to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     During our most recent fiscal year, and through the date of the Current Report, we have not consulted Gregory & Eldredge, LLC, regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

     We may continue our search for auditors whose business location is more closely proximate to the principal executive offices and the location where our principal business operations are conducted in Pittsburgh, Pennsylvania.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers
--------------------------------

                                              Date of         Date of
                             Positions        Election or     Termination
  Name                        Held            Designation     or Designation
  ----                        ----            -----------     --------------


Christopher J.        Director and President  2/07/01              *
Spencer               Treasurer              12/17/10              *

Armen Geronian        Director and Assistant  2/07/01              *
                      Secretary

Gordon Berry          Director                2/07/01              *

Alan Costilo          Director                6/04/01              *

               *  Presently serving in these capacities.

Christopher J. Spencer, Chairman, President and Treasurer
---------------------------------------------------------

     Mr. Spencer, age 35, has served as our Chief Executive Officer, President and as a director of Wizzard since February 7, 2001, and of our subsidiary, Wizzard Delaware, since its formation in 1995. Mr. Spencer has been responsible for our overall direction since our inception and has been instrumental in leading us to our current position in the speech recognition industry. In an online poll conducted by Speech Technology magazine, Mr. Spencer was recently recognized as one of 20 top visionaries in the speech recognition industry. The poll was targeted to the speech recognition professionals who read the magazine; poll responses were monitored to ensure that employees of a nominee's company could not vote for that nominee. Through Mr. Spencer's efforts, we have successfully obtained financing of approximately $6 million to date. These funds have helped us complete the development of our IVA product and our variety of programming tools. Mr. Spencer also sits on the Board of Directors of Cennoid Technologies, a software company that develops encryption and compression software for the Internet.

     From 1994 until 1996, Mr. Spencer founded and worked for ChinaWire, Inc., a high-technology company engaged in financial remittance between international locations and China. Mr. Spencer's efforts were responsible for ChinaWire's exclusive contract with the Ministry of Posts and Telecommunications of the People's Republic of China. Mr. Spencer was also involved in raising over $3,500,000 for the venture.

     Mr. Spencer worked for Lotto USA, Inc. from 1992-1994, where he was founder and Chief Executive Officer for the Pennsylvania computer networking company. Besides assisting in designing the technology, Mr. Spencer helped Lotto USA implement an additional $1.00 service charge for every out-of-state lottery ticket sold in the State of Pennsylvania, which substantially increased the revenues of this company.

     From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., and was responsible for business concept development and obtaining financing. Mr. Spencer's efforts combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market. John Valiant was sold for a profit in 1992 after successfully operating three revenue-generating divisions.

     Mr. Spencer attended West Virginia University from 1987 to 1990.

Armen Geronian, Director and Chief Technical Officer
----------------------------------------------------

     Mr. Geronian, age 35, co-founded and has served as Chief Technical Officer, Assistant Secretary, and a director of Wizzard Delaware since its inception and of Wizzard since February 7, 2001. Mr. Geronian has spearheaded the development of our IVA product, and is responsible for all of our technical decisions regarding the software code and other attributes of our products and services.

     Mr. Geronian has extensive software development knowledge and experience. In 1995, he created custom software for an industrial furnace control company. In 1994, Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc.; he also created custom software packages for warehouse inventory, a project which included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions.

     In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between offices and System One. From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development and financial software to be sold to several large Russian corporations. In 1988, he was engaged in software development for the Russian version of Novell, designed to assist students in math and statistics.

     Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry, Director and VP Business Development
--------------------------------------------------

     Mr. Berry, age 64, has served as a director of Wizzard since February 7, 2001, and of Wizzard Delaware since 1997. Mr. Berry is involved in all of our business, corporate and financial decisions, serving as a guide and counsel for the executive officers and Board of Directors. Since 1990, Mr. Berry has been a consultant to a variety of businesses, assisting them in the areas of sales, marketing and strategic planning. From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

     From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where he specialized in all areas of sales and marketing, dealing primarily with firms having sales of less than $100 million annually. From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting. IMI was subsequently merged with Trundle Consultants Inc.

     From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee.

     Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

Alan Costilo, M.D., Director and VP Custom Solutions
----------------------------------------------------

     Dr. Costilo, age 54, was the President, CEO and founder of Speech Solutions, Inc., a Florida-based speech recognition software company, from 1993 until 2001. He was responsible for that company's overall business strategy, technical development and for developing vendor relationships. He also was responsible for the development of the ActiveX Voice Tools product, under three separate IBM development contracts, which was acquired by Wizzard Software in May 2001.

     From 1985 to 1993, Dr. Costilo practiced as a Doctor of Chiropractic Medicine in Philadelphia, Pennsylvania. During this period, he implemented computer office management systems; created office networks for doctors' insurance/business offices and treatment rooms; and developed an automatic progress notes software called ProNotes, which allowed for the easy creation of medical progress notes directly in the computer system using a digitizer board as interface and WordPerfect as the software environment. He used this product to develop ProNotes, Inc., the predecessor of Speech Solutions, Inc.

     From 1973 to 1994, he was the President of numerous seasonal retail establishments that operated profitably for 21 years, employing more than 30 people.

     Dr. Costilo received his Doctor of Medicine and Surgery Degree from Universidad CETEC, Santo Domingo, in 1982; and his Doctor of Chiropractic Degree from Cleveland Chiropractic College, Kansas City, Missouri, in 1985.

Marc Lord, Strategic Advisory Board Member
------------------------------------------

     Marc Lord, age 40, currently works for InSpeech Consultancy. Prior to that, he had worked at AT&T, ScanSoft, and in Microsoft's speech product group (Speech.Net) since its formation, and has managed development and product integration for all Microsoft releases that employ speech technologies, including WindowsXP, OfficeXP, AutoPC, MS Agent, Encarta and Sidewinder. While serving as Program Manager for Voice Output Technologies at Microsoft, Mr. Lord drove product development for several major product releases that feature speech recognition and synthesis capabilities. He has managed Microsoft's key vendors, established partnerships and negotiated license agreements with numerous speech industry companies. In his fifteen-year software career, Mr. Lord has worked both in the U.S. and internationally and helped commercialize a number of cutting-edge technologies, including applications for multimedia language instruction, AI-based financial risk analysis, wearable digital photonics and browser-based training systems.

     Mr. Lord completed his undergraduate studies in International Business and Computer Science at Brigham Young University prior to attending the University of Washington for a Master's Degree in Business Administration.

     We added Mr. Lord to our strategic advisory board because of his experience in the speech recognition technology area. He was instrumental in obtaining our link between our web site and Microsoft's web site. He has also introduced our management to leaders in the industry and has used his experience to advise management on many industry matters. We plan to continue to use Mr. Lord's contacts in the industry to help us gain a higher profile.

David Morey, Strategic Advisory Board Member
--------------------------------------------

     David Morey, age 47, is currently an Adjunct Professor of International and Public Affairs with Columbia University. He attended the Wharton Business School at the University of Pennsylvania in 1978 and did his graduate work at the Woodrow Wilson School of International Affairs in addition to receiving a Masters Degree from the London School of Economics. Currently, Mr. Morey is the CEO of DMG, Inc., a strategic and communications consultancy, and the Managing Partner of Core Strategy Group. Mr. Morey has assisted numerous foreign leaders and governments with election strategy, including Kim Dae Jung, Boris Yeltsin, and Corazon Aquino.

     Mr. Morey has helped us coin our tag line, We make technology listen to you, and has introduced us to several potential customers. We plan to continue to use his public relations expertise in the future.

Strategic Advisory Board
------------------------

     We formed our strategic advisory board as a group of successful people with experience in speech recognition technology, brand building and public relations. We do not have any secrecy agreements with the board members, as they are not privy to technical information or trade secrets about our products. The board members are free to provide services to other companies in our industry. The strategic advisory board members have no written or specific duties to Wizzard Software. They use their expertise and contacts in the fields of speech recognition technology and branding and marketing to offer suggestions to management and to review branding and promotional materials that we have prepared. Management has found this assistance to be invaluable.

Family Relationships
--------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings
----------------------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

     * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

     * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

                             EXECUTIVE COMPENSATION
                             ----------------------

Cash Compensation
-----------------

     The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

                        SUMMARY COMPENSATION TABLE


                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
-----------------------------------------------------------------
Christopher 12/31/01  $ 43911   0     0       0       0       0      0 (1)
J. Spencer, 12/31/02  $ 60000   0     0       0       0       0      0 (1)
President,  12/31/03  $ 70000   0     0       0       0       0      0
Treasurer
and Director

Armen      12/31/01   $ 22500   0     0       0       0       0      0 (1)
Geronian,  12/31/02   $     0   0     0       0       0       0      0 (1)
Asst. Sec. 12/31/03   $     0   0     0       0       0       0      0 (1)
and Director
Gordon     12/31/01   0         0   $22500(2) 0       0       0      $1500 (1)
Berry,     12/31/02   0         0   $24000(2) 0       0       0      $1500 (1)
Director   12/31/03   0         0   $24000(2) 0       0       0      $1500 (1)
Alan       12/31/01   0         0        0    0       0       0          0
Costilo,   12/31/02   0         0   $15000(2) 0       0       0          0
Director   12/31/03   0         0   $24000(2) 0       0       0          0

          (1) Medical insurance is paid as part of Mr. Spencer's salary; Mr.
              Geronian gets his medical insurance paid; and Mr. Berry gets a $1,500 automobile allowance.

          (2) We paid these amounts to Messrs. Berry and Costilo as independent contractors, rather than as employees.

Bonuses and Deferred Compensation
---------------------------------

     None.

Compensation Pursuant to Plans
------------------------------

     None.

Options/SAR Grants
------------------

     We did not grant any options or SAR's to any executive officer during the fiscal years ended December 31, 2003, and 2002.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table
--------------------------------------------------------------------------

     None of our executive officers exercised any stock option or SAR during the fiscal years ended December 31, 2003, and 2002.

Pension Table
-------------

     None.

Other Compensation
------------------

     None.
                                        104

Compensation of Directors
-------------------------

     None.

Employment Contracts
--------------------

     None.

Termination of Employment and Change of Control Arrangements
------------------------------------------------------------

     None.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

     Each of Wizzard's directors, executive officers and 10% owners have filed a Form 3 Initial Statement of Beneficial Ownership with the Securities and Exchange Commission as follows:

       Name                                   Filing Date
       ----                                   -----------
       Christopher J. Spencer                 2/04/02
       Armen Geronian                         2/04/02
       Gordon Berry                           2/04/02
       Alan Costillo                          2/04/02
       Jack and Magee Spencer                 2/04/02
       Voice Recognition Investment, L.P.     2/06/02

     In addition, the following directors filed Form 4 Statements of Changes in Beneficial Ownership of securities on or about the dates indicated:

                                              Filing          Transaction
       Name                                   Date            Date
       ----                                   ----            ----
       Gordon Berry                           9/09/02         8/28/02
                                              3/12/03         3/04/03
                                              1/06/04        12/10/03
       Armen Geronian                         9/11/03         9/05/02
                                              3/12/03         3/04/03
       Alan Costilo                          11/01/02        10/28/02

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                   ----------------------------------------------

Transactions with Management and Others
---------------------------------------

     Except as indicated below, during the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which our company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, promoter or founder or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

     During the year ended December 31, 2002, Wizzard borrowed a total of $402,183 from five of its stockholders. In March, 2003, we borrowed an additional $22,000. These notes were payable on demand and accrued interest at a rate of prime plus 1%, or approximately 5.75%. During the quarter ended March 31, 2003, we issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,323 in related accrued interest. We repaid the remaining $50,000 note payable, with accrued interest of $2,386, in April 2003.

     In April, 2003, we borrowed a total of $10,017 from a stockholder.  The note is payable on demand and accrues interest at a rate of prime plus 1%, or approximately 5.75%, and amounted to $410 at December 31, 2003.

     On January 8, 2004, a stockholder loaned us an additional $50,000. The note was repaid with interest of $5,000 on January 24, 2004.

                               OTHER MATTERS
                               -------------

     As of the date of this Information Statement/Prospectus, the Board knows of no other business to be presented at the Special Meeting.

                    WHERE YOU CAN FIND MORE INFORMATION
                    -----------------------------------

     Wizzard Colorado files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that Wizzard Colorado files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Wizzard Colorado public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

     The SEC allows Wizzard Colorado to incorporate by reference information into this document, which means that Wizzard Colorado can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Wizzard Colorado has previously filed with the SEC. These documents contain important business information about Wizzard Colorado and its financial condition.

     Wizzard Colorado may have sent you some of the documents incorporated by reference, but you can obtain any of them through Wizzard Colorado, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Wizzard Colorado without charge, excluding exhibits unless specifically incorporated by reference as an Appendix to this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

          Christopher J. Spencer, President
          Wizzard Software Corporation
          5001 Baum Boulevard, Suite 770
          Pittsburgh, Pennsylvania 15213
          Telephone: 412-621-0902
          Fax:       412-621-2625

     Statements contained in this Information Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to such other document, and each such statement shall be deemed qualified in its entirety by such reference. If you would like to request documents from Wizzard Colorado, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of such documents prior to the Special Meeting.

     You should rely only on the information contained or incorporated by reference in this document. Wizzard Colorado has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated ____________, 2004. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders does not create any implication to the contrary.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 -----------------------------------------------

     Any statements contained in a document incorporated by reference herein or contained in this Information Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                              PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors And Officers
-----------------------------------------

     Section 7-109-102 of the Colorado Act authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Act, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of the Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Act, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested shareholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over the Company.

Exhibits and Financial Statement Schedules
------------------------------------------

     The following exhibits are filed as a part of this Registration
Statement:


Exhibit
Number      Description
------      ------------

 2          Plan of Merger

 3          Articles, as amended, and Bylaws*

 5          Opinion of Branden T. Burningham, Esq. regarding legality

23.1        Consent of Branden T. Burningham, Esq.

23.2        Consent of Pritchett, Siler & Hardy, C.P.A

23.3        Consent of Gregory & Eldredge, LLC

            * Incorporated by reference from the Company's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 22, 1998; its 8-K Current Report filed June 21, 2000; and its 8-K Current Report filed February 22, 2001.

Undertakings
------------

     The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 21, 2004.

                                             WIZZARD SOFTWARE CORPORATION



Date: 09/21/04                                  S/Christopher J. Spencer
      --------                               By --------------------------
                                                Christopher J. Spencer
                                                Director, President and

                                                Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: 09/21/04                               S/Christopher J. Spencer
      --------                               --------------------------
                                             Christopher J. Spencer
                                             Director, President and Treasurer


Date: 09/21/04                               S/Gordon Berry
      --------                               --------------------------
                                             Gordon Berry, Director and

                                             Controller


Date: 09/21/04                               S/Amen Geronian
      --------                               --------------------------
                                             Armen Geronian
                                             Director


Date: 09/21/04                               S/Alan Costilo
      --------                               --------------------------
                                             Alan Costilo, Director

                           Appendix A

                   AGREEMENT AND PLAN OF MERGER

                                of

                   WIZZARD SOFTWARE CORPORATION
     (a Delaware corporation and the 95%-owned subsidiary corporation)

                          with and into
                   WIZZARD SOFTWARE CORPORATION
     (a Colorado corporation and the parent corporation)


          THIS AGREEMENT AND PLAN OF MERGER entered into this 21st day of September, 2004, by and between WIZZARD SOFTWARE CORPORATION, a Colorado corporation ( Wizzard Colorado ), and WIZZARD SOFTWARE CORPORATION, a Delaware corporation and 95%-owned subsidiary of the former ( Wizzard Delaware ).

                           WITNESSETH

          WHEREAS, Wizzard Delaware is a corporation which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has, and will have as of the Effective Time (hereinafter defined), authorized capital stock consisting of 20,000,000 shares of common stock of a par value of one mill ($0.001) per share, of which 14,192,012 shares of common stock are issued and outstanding;

          WHEREAS, Wizzard Colorado is a corporation which is duly organized, validly existing and in good standing under of laws of the jurisdiction of its incorporation with the same directors and officers as that of Wizzard Delaware, and it has, and will have, as of the Effective Time (hereinafter defined), authorized capital stock consisting of 110,000,000 shares, divided into two classes: 100,000,000 shares of common stock of a par value of one mill ($0.001) per share; and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share, of which 25,564,022 shares of common stock and no shares of preferred stock are issued and outstanding;

          WHEREAS, on February 7, 2001, the parties completed a Plan of Reorganization and Stock Exchange Agreement whereby Wizzard Delaware became a 95%-owned subsidiary of Wizzard Colorado (the Plan ), and Wizzard Colorado is the holder of 13,404,836 of the 14,192,012 outstanding shares of Wizzard Delaware;

          WHEREAS, the parties to the Plan contemplated that Wizzard Colorado would promptly merge Wizzard Delaware into itself and issue 787,176 shares of its common stock to the remaining Wizzard Delaware stockholders in exchange for their Wizzard Delaware shares;

          WHEREAS, the parties believe that such a merger would be considered a tax-free exchange under 368(a)(1)(A) of the Internal Revenue Code, as amended;

          WHEREAS, the laws of the State of Delaware, specifically, 253(a) of the Delaware General Corporation Law, allow a domestic subsidiary corporation to merge with and into a foreign parent corporation;

          WHEREAS, the laws of the State of Colorado, specifically, 7-111-104 of the Colorado Revised Statutes, allow a foreign subsidiary corporation to merge with and into a domestic parent corporation;

          WHEREAS, the laws of the State of Delaware require approval of this type of merger transaction by a majority of the stockholders of Wizzard Delaware and whereas Delaware law further requires giving dissenters' rights of appraisal in this instance;

          WHEREAS, the laws of the State of Colorado require approval of this type of merger transaction by the Board of Directors of Wizzard Colorado;

          WHEREAS, the Boards of Directors of Wizzard Delaware and Wizzard Colorado have adopted resolutions declaring advisable the proposed merger of Wizzard Delaware with and into Wizzard Colorado upon the terms and conditions hereinafter set forth; and

          WHEREAS the Boards of Directors of both Wizzard Delaware and Wizzard Colorado have, by resolution, unanimously adopted and approved this Agreement and Plan of Merger and directed that it be submitted to each corporation's respective shareholders, all in accordance with the applicable laws of the State of Delaware as well as the State of Colorado;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and pursuant to applicable statutes, Wizzard Delaware and Wizzard Colorado hereby agree that Wizzard Delaware shall be merged with and into Wizzard Colorado and Wizzard Colorado shall be and become the Surviving Corporation in the manner herein provided, more specifically, as follows:

                           ARTICLE I
                           THE MERGER

     1.1 Merger. Subject to the conditions hereinafter set forth, at the Effective Time, as defined in Section 4.3 hereof, Wizzard Delaware shall be merged with and into Wizzard Colorado, which is the holder of 95% of the outstanding voting securities of the former. Wizzard Colorado shall be the surviving corporation. The corporate existence of Wizzard Colorado, with all its purposes, powers, and objects shall continue unaffected and unimpaired by the merger, and Wizzard Colorado, as it shall be constituted after the
Effective Time, will be and is herein called the  Surviving Corporation.   The
separate corporate existence of Wizzard Delaware shall cease at the Effective Time, and thereupon Wizzard Delaware and Wizzard Colorado shall be a single corporation which shall be Wizzard Colorado, and which shall be and continue as a Colorado corporation subject to and governed by the laws of the State of Colorado.

     1.2 Rights and Property of Surviving Corporation. From and after the Effective Time, Wizzard Colorado, as the Surviving Corporation, shall continue to possess all of the rights, privileges, powers, franchises and licenses and all of the interests in and to every type of property (real, personal and mixed) and choses in action possessed by Wizzard Colorado immediately prior to the Effective Time and without further act or deed shall succeed to and possess all of the rights, privileges, powers, franchises and licenses and all of the interests in and to every type of property (real, personal and mixed) and choses in action possessed by Wizzard Delaware immediately prior to the Effective Time, in the same manner and to the same extent as if such rights, privileges, powers, franchises, licenses and interests were held or enjoyed by Wizzard Colorado immediately prior to the Effective Time.

     1.3  Liabilities and Obligations of Surviving Corporation.   From and
after the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of Wizzard Delaware; and all the rights, privileges, powers and franchises of Wizzard Delaware, and all property, real, personal and mixed, and all debts due to Wizzard Delaware on whatever account, as well for stock subscriptions as all other things in action or belonging to Wizzard Delaware shall belong to and become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they were of Wizzard Delaware, and the title to any real estate or other property vested by deed or otherwise in Wizzard Delaware shall not revert or be in any way impaired by reason of this Plan; but all rights of creditors and all liens upon any property of Wizzard Delaware shall be preserved unimpaired, and all debts, liabilities and duties of Wizzard Delaware shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, any action or proceeding whether civil, criminal or administrative, pending by or against Wizzard Delaware, shall be prosecuted as if this Plan had not taken place, or the Surviving Corporation may be substituted in any such action or proceeding.

     From and after the Effective Time, Wizzard Colorado, as the Surviving Corporation, shall continue to be subject to all of the debts, liabilities, restrictions, disabilities and duties to which Wizzard Delaware was subject immediately prior to the Effective Time and Wizzard Colorado shall otherwise be and become subject to all of the debts, liabilities, restrictions, disabilities and duties to which Wizzard Delaware was subject immediately prior to the Effective Time in the same manner as if Wizzard Colorado had itself incurred them. All rights of creditors and liens or encumbrances of any kind upon any of the property of Wizzard Delaware shall be preserved unimpaired and the same shall inhere in and become those of Wizzard Colorado. The effect of the merger shall be that effect provided for in 259 of the Delaware General Corporation Law titled Status, rights, liabilities, of constituent and surviving or resulting corporations following merger or consolidation, and 7-111-106 of the Colorado Revised Statutes titled Effect of merger or share exchange.

     All corporate acts, plans, policies, contracts, approvals and authorizations of Wizzard Delaware and its stockholders, board of directors, committees, elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Wizzard Delaware.

     1.4 Books and Records. The assets, liabilities, reserves and accounts of Wizzard Delaware shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of Wizzard Delaware, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

     1.5 Rights of Stockholders. Stockholders of both corporations shall be afforded all rights, privileges and obligations contained within the Delaware General Corporation Law and the Colorado Revised Statutes as such laws relate to a merger between a parent corporation and its subsidiary and when the subsidiary is to become the Survivor.

     1.6 Further Actions or Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, assurances in law or any other things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or right of Wizzard Delaware acquired or to be acquired by reason of, or as a result of, the merger, Wizzard Delaware and its proper officers and directors will execute and deliver all such proper deeds, assignments and assurances required by law and do all things necessary and proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are and will be fully authorized in the name of Wizzard Delaware or otherwise to take any and all such actions.

                           ARTICLE II
               ARTICLES OF INCORPORATION; BYLAWS;
                  BOARD OF DIRECTORS; OFFICERS

     2.1 Articles of Incorporation. The Articles of Incorporation of Wizzard Colorado as in effect at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation until the same shall be amended as provided by law.

     2.2 Bylaws. The Bylaws of Wizzard Colorado as in effect at the Effective Time shall become the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed as provided by law.

     2.3 Directors and Officers. From and after the Effective Time, the directors and officers of Wizzard Colorado shall continue to serve as the directors and officers of the Surviving Corporation, each to serve until his or her respective successor shall have been duly elected and qualified.

                          ARTICLE III
                      CONVERSION OF SHARES

     3.1 Conversion of Shares. With the exception of the 13,404,836 shares held by Wizzard Colorado, each one (1) share of Common Stock of Wizzard Delaware outstanding immediately prior to the Effective Time shall thereupon automatically and without any further act on the part of the holders thereof, be converted and convertible, at the Effective Time, into and become one (1) share of Wizzard Colorado Common Stock. Accordingly, at and upon the Effective Time, with the exception of Wizzard Colorado, every stockholder of Wizzard Delaware shall be entitled to one (1) share of Wizzard Colorado for each one (1) share of Wizzard Delaware he or she owns, the result of which shall be, upon the Effective Time, that Wizzard Colorado shall have 26,151,198 shares of common capital shares issued and outstanding, taking into account the 25,564,022 shares issued and outstanding immediately prior to the closing of the Plan and the 787,176 shares to be issued to the Wizzard Delaware stockholders as provided herein.

     3.2 Exchange of Certificates. After the Effective Time, all holders of shares of Wizzard Delaware Common Stock shall promptly surrender them to Wizzard Colorado's duly appointed transfer agent, Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Holladay, Utah 84117, in such a manner as Wizzard Colorado shall legally require, with all such shares to be canceled on the books and records of Wizzard Delaware. Those shareholders submitting shares for transfer and registration shall be required to pay all charges therefor on his, her or its own. Upon receipt of said share certificate(s), Wizzard Colorado's transfer agent shall issue, in exchange therefor, a certificate or certificates for shares of Wizzard Colorado Common Stock representing the number of shares of such stock to which such holder shall be entitled as hereinabove set forth. Any shares of Wizzard Delaware that are not surrendered to Interwest Transfer Company five years after the Effective Time (or such earlier date as is immediately prior to such time as such shares would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Wizzard Colorado free and clear of any claims or interest of any person previously entitled thereto.

     3.3 Registration of Shares. Immediately following the Effective Time, the Company shall file with the Securities and Exchange Commission a Registration Statement on Form S-4 to register all shares of Wizzard Colorado Common Stock to be issued hereunder.

                            ARTICLE IV
                      CONSUMMATION OF MERGER

     4.1 Filing of Merger Documents. Subject to the terms and conditions hereof, as soon as practicable, Wizzard Colorado and Wizzard Delaware shall execute and file all such certificates and other documents relating to the merger as are required to be filed under the laws of the States of Delaware and Colorado to effectuate the merger, and shall promptly take all such other action necessary to fully and completely effectuate the merger.

     4.2 Required Vote. The vote for approval of the principal terms of the merger contemplated by this Agreement shall be by vote of the Board of Directors of Wizzard Colorado as the holder of 95% of the issued and outstanding shares of common stock of Wizzard Delaware. Approval of the stockholders of Wizzard Colorado is not required under Colorado law. Stockholders of Wizzard Delaware shall be given such written notice as required by law.

     4.3 Effective Time. As contemplated under both Delaware and Colorado law, the merger shall become effective 10 days after the date that Wizzard Colorado mails a copy or summary of the Plan to each Wizzard Delaware stockholder who does not waive such mailing requirement.

     4.4 Termination. Any party may terminate this Agreement at any time prior to the filing of the Articles of Merger with the Secretary of State of the State of Colorado, notwithstanding prior approval by the shareholders of either party.

     4.5 Modification of Amendment of Agreement. At any time prior to the Effective Time, the parties hereto may, by written agreement approved by their respective Boards of Directors, amend, modify or waive compliance with any of the conditions, covenants or provisions of this Agreement.

     4.6 Principal Offices After Consummation of the Merger. An office of the Surviving Corporation shall be maintained at the following: 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213, phone number 412-621-0902, fax number 412-621-2625.

     4.7 Dissenter's Rights of Appraisal. The Surviving Corporation shall provide notice of dissenter's rights to the Wizzard Delaware stockholders in accordance with the requirements of the Delaware General Corporation Law

                           ARTICLE V
                         MISCELLANEOUS

     5.1 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which collectively shall constitute but one and the same instrument.

     5.2 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended and shall not be considered for any purpose in construing this Agreement.

     5.3 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the States of Delaware and Colorado.

     5.4 Integration. This Agreement and Plan constitutes the complete agreement and understanding between the parties hereto and supersedes any prior or contemporaneous understandings of any kind or nature and may only be modified in a writing duly subscribed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                              WIZZARD SOFTWARE CORPORATION,
                              a Delaware corporation


                              By/s/Christopher J. Spencer
                                 Christopher J. Spencer,  President
Attest:

/s/Armen Geronian
Armen Geronian, Secretary

                              WIZZARD SOFTWARE CORPORATION,
                              a Colorado corporation


                              By/s/Christopher J. Spencer
                                 Christopher J. Spencer, President



Attest:


/s/Armen Geronian
Armen Geronian, Secretary

                                       Appendix B

Delaware General Corporation Law

Section 262 - Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word stockholder means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words stock and share mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words depository receipt mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation